U.S. Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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POWERSECURE INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 8, 2010

To Our Stockholders:
     The 2010 Annual Meeting of Stockholders of POWERSECURE INTERNATIONAL, INC. will be held at the Hampton Inn Hotel, 1904 South Horner Boulevard, Sanford, North Carolina, on Tuesday, June 8, 2010, at 9:00 a.m., local time, for the following purposes:
1.	To elect one director, to serve for a term of three years and until his successor is duly elected and qualified;
2.	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
     These items of business are more fully described in the proxy statement accompanying this notice.
     The board of directors has fixed the close of business on April 16, 2010 as the record date for determining the stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors,

Sidney Hinton President and Chief Executive Officer

Wake Forest, North Carolina
April 28, 2010
YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. You are requested to sign and date the enclosed proxy card and return it promptly in the enclosed, self-addressed stamped envelope, which requires no postage if mailed in the United States, or to submit your proxy by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Annual Meeting beginning on page 1 of the proxy statement and the instructions on the proxy card. If you attend the Annual Meeting and so desire, you may revoke your proxy and vote your shares in person.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders To Be Held on June 8, 2010:
The proxy statement and our 2009 Annual Report to Stockholders are available at
www.edocumentview.com/powr.

PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587

PROXY STATEMENT
For The
2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 8, 2010

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
     The board of directors of PowerSecure International, Inc. (“PowerSecure,” “we,” “our” or “us”) is providing these proxy materials to you in connection with the board’s solicitation of proxies for use at our 2010 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at the Hampton Inn Hotel, 1904 South Horner Boulevard, Sanford, North Carolina, on Tuesday, June 8, 2010, at 9:00 a.m., local time. As a stockholder of record as of the close of business on April 16, 2010, the record date for the Annual Meeting, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. We began mailing this proxy statement, the accompanying proxy card and the notice of Annual Meeting on or about April 28, 2010.
What information is contained in this proxy statement?
     The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our corporate governance, the compensation of our directors and of our executive officers, and certain other required information. Our 2009 Annual Report to Stockholders, notice of the Annual Meeting and a proxy card are also enclosed.
What proposals will stockholders vote on at the Annual Meeting?
     Stockholders will vote on two proposals at the Annual Meeting:
•	the election of one director, to serve for a term of three years and until his successor is duly elected and qualified; and

•	the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2010 fiscal year.
     We will also consider any other business that properly comes before the Annual Meeting, although we are not aware of any other business as of the date of this proxy statement.
How does the board of directors recommend that I vote my shares?
     Our board of directors recommends that you vote your shares:
•	“FOR” the election of the nominee to the board of directors; and

•	“FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2010 fiscal year.
Who is entitled to vote at the Annual Meeting?
     Each holder of record of shares of our common stock as of the close of business on April 16, 2010, which is the record date for the Annual Meeting, is entitled to vote at the Annual Meeting. You may vote all shares owned by you as of the record date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares that are held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. You may cast one vote for each share of common stock that you held on the record date. On the record date, 17,224,400 shares of common stock were outstanding and entitled to vote.

What is the difference between holding shares as a “stockholder of record” and as a beneficial owner in “street name”?
     These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” of those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described on the proxy card and as described below under the heading “How can I vote my shares without attending the Annual Meeting?”
     If your shares are held in the name of a broker, bank, trustee or other nominee as a custodian, then you are considered the beneficial owner of those shares, which are held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, which is considered the stockholder of record. As the beneficial owner, you have the right to direct your broker or other nominee how to vote those shares, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record of those shares, you may not vote those shares in person at the Annual Meeting unless you obtain a legal proxy from the broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Your broker or other nominee has enclosed or provided voting instructions for you to use in directing your broker or other nominee how to vote your shares.
Can I attend the Annual Meeting?
     You are entitled and invited to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner of shares held in street name as of the record date or hold a valid proxy for the Annual Meeting.
Can I vote my shares in person at the Annual Meeting?
     If you are a stockholder of record as of the record date, you may vote your shares in person at the Annual Meeting. If you are a beneficial owner of shares held in street name as of the record date, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy from the broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
     Whether you hold shares directly as the stockholder of record or as a beneficial owner in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy by one of the methods described below. Proxy cards must be received by the time of the Annual Meeting in order for your shares to be voted. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker or other nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker or other nominee.
     By Internet—Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 1:00 a.m., Central Time, on June 8, 2010. Most stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers or other nominees. Please check the voting instruction card for Internet voting availability.
     By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on their proxy cards until 1:00 a.m., Central Time, on June 8, 2010. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by telephone by calling the number specified on the voting instruction cards provided by their brokers or other nominees. Please check the voting instruction card for telephone voting availability.
     By Mail—Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers or other nominees and mailing them in the accompanying pre-addressed envelopes.

Can I revoke my proxy and change my vote after I submit my proxy?
     Yes, you may revoke your proxy and change your vote by taking any of the following actions before your shares are voted at the Annual Meeting:
•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	delivering a written notice of revocation to our Secretary; or

•	attending the Annual Meeting and voting your shares in person, although attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.
     For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee granting you the right to vote your shares, by attending the Annual Meeting and voting in person.
How will my shares be voted if I sign and return my proxy card without specifying how they should be voted?
     If you provide specific voting instructions, your shares will be voted as you specify. If you sign and return your proxy card at or prior to the Annual Meeting without specifying how your shares are to be voted, your shares will be voted as follows:
•	“FOR” the election of the nominee to the board of directors; and

•	“FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2010 fiscal year.
What is the quorum requirement for the Annual Meeting?
     The quorum requirement is the minimum number of shares that must be present for us to hold and transact business at the Annual Meeting. For a quorum to exist, the holders of a majority of the shares of common stock outstanding as of the record date must be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes, as discussed below, are counted as present for the purpose of determining the presence of a quorum.
How are broker non-votes, votes withheld and abstentions treated?
     Generally, “broker non-votes” occur on a matter when shares held of record by a broker or other nominee in street name for a beneficial owner are not voted on that matter because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote those shares on that matter. A broker or other nominee is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the independent registered public accounting firm, without instructions from the beneficial owner of those shares. However, a broker is not entitled to vote shares for a beneficial owner on certain non-routine items absent instructions from the beneficial owner of such shares. Broker non-votes count for the purposes of determining whether a quorum exists but do not count as entitled to vote with respect to an individual proposal and thus have no effect on the outcome of any matter.
     Starting this year, the election of directors is no longer a routine item, so if you do not instruct your broker how to vote your shares with respect to the election of director, then your broker is not permitted to vote your shares on that proposal and those shares will be counted as “broker non-votes.”
     Votes withheld and abstentions are deemed present at the Annual Meeting and are counted for the purposes of determining whether a quorum exists. Votes withheld will have no effect on the outcome of the election of directors. Abstentions on a matter will have the same effect as a vote against that matter.
What vote is required to approve each proposal?
     Directors are elected by a plurality of the votes cast at the Annual Meeting, meaning that the nominee for director that receives the highest number of “FOR” votes will be elected to the board of directors.

     The proposal to ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2010 fiscal year requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on that proposal.
Is cumulative voting permitted for the election of directors?
     No, you may not cumulate your votes for the election of directors.
What happens if additional matters are presented at the Annual Meeting?
     Other than the two proposals described in this proxy statement, as of the date of this proxy statement we are not aware of any other business to be acted upon at the Annual Meeting. If any additional matters are properly presented for a vote at the Annual Meeting, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.
Who will count the votes?
     A representative from Computershare Trust Company, N.A., our transfer agent, will count the votes and serve as the inspector of election at the Annual Meeting.
What should I do if I receive more than one set of voting materials?
     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered differently or are held in more than one account. Please vote all your shares by signing, dating and returning each proxy card and voting instruction card that you receive.
How can I access the proxy materials and annual report electronically?
     The notice of Annual Meeting, this proxy statement and our 2009 Annual Report to Stockholders are available on the Internet at www.edocumentview.com/powr.
Where can I find the voting results for the Annual Meeting?
     We will file a Current Report on Form 8-K with the Securities and Exchange Commission within four business days of the Annual Meeting announcing the voting results at the Annual Meeting.
Who pays the costs of this proxy solicitation?
     We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, we may also solicit proxies in person or by mail, telephone, facsimile, electronic communication or other means of communication by our directors, officers and employees, but we will not provide any additional or special compensation for such soliciting activities. We will request that brokerage houses, banks, nominees, trustees and other custodians forward proxy solicitation materials for shares of common stock held of record by them to the beneficial owners of such shares, and, upon request, we will reimburse those custodians for their reasonable out-of-pocket expenses incurred in forwarding those materials.

CORPORATE GOVERNANCE
     We have long believed that good corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our board of directors periodically reviews its corporate governance policies and practices in light of changes and developments in laws and regulations, including the rules and regulations of the Securities and Exchange Commission and the listing standards of The NASDAQ Stock Market, as well as best practices recommended by recognized authorities.
Corporate Governance Guidelines
     Our board of directors has adopted a set of Corporate Governance Guidelines, which are intended to formalize the corporate governance practices to which we adhere through our board of directors and committees of the board. Our board reviews our Corporate Governance Guidelines at least annually, and from time to time may revise our Corporate Governance Guidelines to reflect new laws, regulations, requirements and evolving corporate governance practices. Our Corporate Governance Guidelines are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
Director Independence
     Under our Corporate Governance Guidelines and as required by the listing standards of The NASDAQ Stock Market, a majority of the members of our board of directors must be “independent.” In order to assist it in determining the independence of our directors, our board has adopted a formal set of categorical standards, which we refer to as the Standards of Director Independence, based upon and consistent with the definitions of independent directors under applicable law, SEC rules and regulations (including Rule 10A-3 under the Securities Exchange Act of 1934) and the current listing standards of The NASDAQ Stock Market. Under these Standards of Director Independence, a director will only be considered independent if the director is not an executive officer or employee of our company and the board of directors affirmatively determines that the director has no relationship which, in the opinion of our board, would interfere with that director’s exercise of independent judgment in carrying out his responsibilities as a director. In making such determination, the board of directors considers all relevant facts and circumstances, including any transactions in which we participate and in which any director has any interest. Our Standards of Director Independence are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
     The board of directors has affirmatively determined and concluded that four of its five members — Anthony D. Pell, Kevin P. Collins, John A. (Andy) Miller and Thomas J. Madden III, who are the non-management members of our board — are independent within the meaning and definition of that term under our Standards of Director Independence and the listing requirements of The NASDAQ Stock Market. Accordingly, a majority of the members of the board of directors is independent. In addition, our board has determined that each member of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee is independent. In making its independence determinations, our board concluded that Messrs. Collins, Miller and Madden have no relationships with us other than as directors and stockholders. Our board also determined that the relationship of Mr. Pell as our non-executive Chairman of the Board and the $15,000 that we will pay him in 2010 for his services as our Chairman does not interfere with his exercise of independent judgment as a director.
Meetings of the Board of Directors
     Our board of directors, which consists of five members, meets regularly throughout the year and holds special meetings and acts by unanimous written consent whenever circumstances require. The board of directors held a total of 10 meetings during 2009. During 2009, each director attended more than 92% of the total number of meetings of the board and of the committees of the board on which he served, and the average attendance of all directors at all board and committee meetings during 2009 exceeded 98%.
Committees of the Board of Directors
     Our board of directors has established a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each committee meets regularly and operates under a formal written charter that has been approved by our board, which periodically reviews these committee charters and amends them as it deems appropriate. These committee charters are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

     Audit Committee
     Our board of directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. In 2009, the members of the Audit Committee were Anthony D. Pell (Chairman), Kevin P. Collins, John A. (Andy) Miller and Thomas J. Madden III (commencing in June 2009). The board of directors has determined that each member of the Audit Committee is independent under our Standards of Director Independence, under the current listing standards of The NASDAQ Stock Market applicable to members of an audit committee and under Rule 10A-3 under the Exchange Act. The board of directors has also determined that each member of the Audit Committee is able to read and understand fundamental financial statements and qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act. The Audit Committee met 13 times during 2009.
     The purpose of the Audit Committee is to assist the board of directors in fulfilling its oversight and monitoring responsibilities relating to:
•	the quality and integrity of our financial statements;

•	the quality and integrity of our auditing, accounting and financial reporting processes generally;

•	our system of internal control over financial reporting and disclosure controls and procedures;

•	our independent registered public accounting firm, including its engagement, compensation, qualifications, independence and performance; and

•	our compliance with legal and regulatory requirements.
     The Audit Committee’s duties and responsibilities include:
•	reviewing and discussing with management and our independent registered public accounting firm our annual audited and quarterly unaudited consolidated financial statements;

•	determining whether to recommend to the board of directors that our annual consolidated financial statements be included in our Annual Report on Form 10-K;

•	reviewing with management any earnings announcements or guidance forecasts and other announcements regarding our historical or projected results of operations;

•	appointing and, when appropriate, terminating our independent registered public accounting firm;

•	reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of our independent registered public accounting firm;

•	reviewing the independence of our independent registered public accounting firm;

•	reviewing the scope and the results of the annual audit of our consolidated financial statements by our independent registered public accounting firm;

•	reviewing and discussing with management, our internal accountants and our independent registered public accounting firm our accounting and financial reporting practices and procedures and the adequacy and effectiveness of our system of internal controls;

•	preparing the annual Audit Committee report required by the rules of the SEC to be included in our proxy statement for our Annual Meeting of Stockholders;

•	reviewing any transaction that involves a potential conflict of interest or a related person;

•	adopting procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

•	providing other assistance to the board of directors, as requested, with respect to our financial, accounting and reporting practices.
     The Audit Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Audit Committee Charter, as amended and restated by the board of directors on April 6, 2009, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” The Audit Committee Report is on page 46 of this proxy statement.

     Compensation Committee
     The board of directors has established a Compensation Committee. During 2009, the members of the Compensation Committee were John A. (Andy) Miller (Chairman), Anthony D. Pell, Kevin P. Collins and Thomas J. Madden III (commencing in April 2009). The board of directors has determined that each member of the Compensation Committee is independent under our Standards of Director Independence and under the current listing standards of The NASDAQ Stock Market. The Compensation Committee met 15 times during 2009.
     The primary purposes of the Compensation Committee are to review and approve the compensation of our executive officers and to oversee our compensation plans and policies generally. The Compensation Committee’s duties and responsibilities include:
•	reviewing and approving the compensation of our executive officers, including our Chief Executive Officer;

•	approving employment agreements for executive officers;

•	reviewing and approving the compensation of directors;

•	assisting the board of directors in administering and recommending changes to our stock and incentive compensation plans and programs;

•	reviewing and discussing with management the annual Compensation Discussion and Analysis disclosure regarding named executive officer compensation and, based on its review and discussion, recommending whether we include it in our proxy statement for our Annual Meeting of Stockholders; and

•	preparing the annual Compensation Committee report required by the rules of the SEC to be included in our proxy statement for our Annual Meeting of stockholders.
     The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees. The Compensation Committee relies upon our executive officers and other management employees in order to assist the Compensation Committee in performing its duties. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities.
     Since 2007, the Compensation Committee has engaged the services of an independent compensation consultant, Frederic W. Cook & Co. (“Cook”), to assist it in reviewing and designing the compensation program and policies for our named executive officers and of our non-employee directors. The Compensation Committee typically asks Cook to attend meetings where compensation actions are to be discussed. Cook provides the Compensation Committee with advice and reviews management recommendations on executive compensation as appropriate and as requested by the Compensation Committee. Cook from time to time communicates with the Compensation Committee’s Chairman outside of Committee meetings. Cook has not provided any services to us or received any fees from us other than for compensation consulting services rendered to the Compensation Committee. In addition, Cook was selected by and reports directly to the Compensation Committee and not to management. Accordingly, the Compensation Committee believes that Cook is able to provide it with independent advice.
     While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer and of Cook, the Compensation Committee is responsible for making the final decision on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations. Additional information regarding the Compensation Committee’s processes and procedures for considering and determining executive officer compensation are contained in the Compensation Discussion and Analysis included in “Executive Compensation.”
     The Compensation Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Compensation Committee Charter, as amended and restated by the board of directors on January 18, 2007, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” The Compensation Committee Report is on page 29 of this proxy statement.
     Nominating and Corporate Governance Committee
     The board of directors has established a Nominating and Corporate Governance Committee. During 2009, the members of the Nominating and Corporate Governance Committee were Kevin P. Collins (Chairman), Anthony D. Pell, John A. (Andy) Miller and Thomas J. Madden III (commencing in April 2009). The board of directors has determined that each member of the Nominating and Corporate Governance Committee is independent under our Standards of Director

Independence and under the current listing standards of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee met 12 times during 2009.
     The principal duties of the Nominating and Corporate Governance Committee are:
•	identifying individuals qualified to become members of the board of directors;

•	recommending qualified individuals for nomination to the board of directors;

•	assessing and advising the board of directors with respect to its size, composition, procedures and committees; and

•	reviewing and evaluating our Corporate Governance Guidelines and principles and recommending to the board of directors any changes that it deems necessary.
     Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include:
•	developing and applying qualifications for board membership;

•	monitoring, and recommending to the board, committee functions;

•	recommending board committee assignments;

•	overseeing our board of directors’ performance and self-evaluation process; and

•	reviewing governance-related stockholder proposals and recommending board responses.
     The Nominating and Corporate Governance Committee unanimously recommended the nominees standing for re-election at the Annual Meeting, which recommendation was unanimously approved by the board of directors.
     The Nominating and Corporate Governance Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Nominating and Corporate Governance Committee Charter, as amended and restated by the board of directors on April 6, 2009, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
     Risk Committee
     The board of directors formed a Risk Committee in December 2009. The members of the Risk Committee are Thomas J. Madden III (Chairman), Anthony D. Pell, Kevin P. Collins and John A. (Andy) Miller. The board of directors has determined that each member of the Risk Committee is independent under our Standards of Director Independence and under the current listing standards of The NASDAQ Stock Market. The Risk Committee did not commence holding meetings until 2010.
     The principal duties of the Risk Committee are:
•	assessing, and providing oversight to management regarding the identification and evaluation of, major financial, business, strategic, operational, contractual, regulatory, information and external risks inherent in our business and operations and the control processes with respect to such risks;

•	overseeing our risk management, compliance and control activities;

•	overseeing the integrity of our systems of operational controls regarding legal and regulatory compliance; and

•	overseeing our compliance with legal and regulatory requirements, including, without limitation, with respect to the conduct of our business.
     The Risk Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Risk Committee Charter, as adopted by the board of directors on March 4, 2010, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

Board Leadership Structure
     Our Corporate Governance Guidelines provide, and our board of directors has determined, that it is in the best interests of our company and our stockholders to separate the roles and offices of Chairman and of Chief Executive Officer in recognition of the differences between the roles, with an independent, non-executive serving as Chairman of the Board with principal responsibility for leading the board, thereby allowing our Chief Executive Officer to focus on running our company. The board has determined that this structure is optimal for us as it allows the Chief Executive Officer to devote his full attention and energy to setting the strategic direction for our company and to providing day-to-day management and leadership of our company and our business and affairs, while the Chairman facilitates board activities and the flow of information between management and directors. Anthony D. Pell, who is an independent director, has served as our non-executive Chairman of the Board since October 2008. However, the board recognizes, and our Corporate Governance Guidelines acknowledge, that circumstances may change over time. Accordingly, the board of directors has not adopted a formal policy requiring us to separate the roles of Chairman and Chief Executive Officer.
Executive Sessions
     Executive sessions of independent directors, without any management directors or other members of management being present, are held at least twice a year, and more often if such directors deem appropriate. The sessions are scheduled and chaired by our non-executive Chairman of the Board. Any independent director can request that additional executive sessions be scheduled.
Director Attendance at Annual Meetings of Stockholders
     The board of directors expects all directors to attend each Annual Meeting of Stockholders, except where the failure to attend is due to unavoidable or unforeseeable circumstances. All members of the board of directors attended the 2009 Annual Meeting of Stockholders.
Nominations of Directors
     Identifying and Evaluating Nominees for Director
     The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. In selecting candidates for nomination at an annual meeting of our stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the board. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the board.
     If there are board positions for which the Nominating and Corporate Governance Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including board members, management, business contacts, professional search firms, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the board of directors and to address the criteria for membership set forth below under “—Qualifications of Nominees for Director.” Candidates recommended by the Nominating and Corporate Governance Committee are subject to approval by the board of directors. The nominee for election to the board of directors at the Annual Meeting was unanimously recommended by the Nominating and Corporate Governance Committee and unanimously nominated by the full board, based on his qualifications and his prior experience on our board. Mr. Hinton has served as our President and Chief Executive Officer and a member of our board since April 2007, and has served as the President and Chief Executive Officer of our PowerSecure, Inc. subsidiary since it was founded in September 2000.
     Qualifications of Nominees for Director
     The Nominating and Corporate Governance Committee is responsible for reviewing with the board of directors the requisite skills and characteristics of new board candidates in the context of the current composition of the board, our operating requirements and the long-term interests of our stockholders. While the Nominating and Corporate Governance Committee has not established specific requirements or policies regarding age, education, years of experience, diversity or specific types of skills for potential candidates, it has established certain criteria and qualifications that candidates for membership on the board of directors should possess. However, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Except in limited and exceptional circumstances, each candidate to serve on the board of directors should have the following qualifications:
•	A reputation for high personal and professional integrity, strong moral character and adherence to our high ethical standards and values.

•	The absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the candidate serving as a director, and no other interests that would materially impair the candidate’s ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders.

•	Holds or has held a recognized position of leadership in the candidate’s community or the candidate’s field of endeavor, and has demonstrated high levels of achievement in the candidate’s community or field.

•	Business acumen and experience, inquisitiveness, strong analytical skills and the ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives.

•	A general level of expertise and experience in our business areas.

•	The ability to read and understand basic financial statements and other financial information pertaining to us.

•	A commitment to understanding our company and our business, industry and strategic objectives.

•	The availability and a commitment to devote adequate time to the board and its committees and the ability to generally fulfill all responsibilities as a member of our board of directors, including to regularly attend and participate in meetings of the board, board committees and stockholders, in light of the number of other company boards on which the candidate serves and the candidate’s other personal and professional commitments.

•	The willingness and ability to represent fairly and to act in the interests of all of our stockholders rather than the interests of any particular stockholder, special interest group or other constituency.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules and regulations.

•	The willingness to accept the nomination to serve as a member of our board of directors.
     The Nominating and Corporate Governance Committee will also consider the following additional factors in connection with its evaluation of each prospective nominee:
•	Whether the prospective nominee will foster a diversity of skills, experiences and backgrounds on the board.

•	Whether the prospective nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules.

•	For incumbent directors standing for re-election, the incumbent director’s performance during his term, including the number of meetings attended, the level of participation, and overall contribution to us.

•	The composition of the board and whether the prospective nominee will add to or complement the board’s existing strengths.
     From time to time the Nominating and Corporate Governance Committee may identify certain other skills or attributes as being particularly desirable to help meet specific board needs that have arisen. While neither our board nor the Nominating and Corporate Governance Committee has adopted a specific policy on diversity with respect to directors, they both share a commitment to an inclusive culture, endorse equal opportunity principles and practices and seek nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. The Nominating and Corporate Governance Committee is committed to nondiscrimination on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law in selecting nominees.

     Recommendations and Nominations by Stockholders
     The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and us, personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the board and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request.
     In addition, our by-laws permit stockholders to nominate directors for consideration at an annual meeting. Any such nominations made by stockholders must be submitted in compliance with the requirements for stockholder nominations set forth in our by-laws, which requirements are summarized at the end of this proxy statement under “Stockholder Proposals.” Nominations by stockholders for director candidates must fully comply with the requirements for stockholder nominations in our by-laws, including our timely receipt of proper notice from the proposing stockholder, and must be addressed to:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attention: Investor Relations
     A copy of the relevant provisions of our by-laws regarding the requirements for nominating director candidates may be obtained by a stockholder, without charge, upon written request to our secretary at the address above.
Communications with the Board of Directors
     Any stockholder who wishes to communicate directly with the board of directors, any committee of the board or any specific director may do so by directing a written request addressed to such director or directors in care of our Chief Financial Officer at our principal executive offices at the address listed above. Communications directed to members of the board will be forwarded to the intended board members, unless such communication is deemed purely promotional, clearly unrelated to our business or to board or committee matters, or unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward, in which case our Chief Financial Officer has the authority to discard the communication or to take appropriate action regarding such communication.
Role of the Board in Risk Oversight
     While the board is ultimately responsible for the risk oversight of our company, the board committees assist the board in fulfilling its responsibilities in certain areas of risk. The board’s role in the risk oversight process includes receiving regular reports from members of senior management and from board committees on areas of material risk to us, including operational, financial, legal and regulatory, strategic and reputational risks, which enables the board to understand our risk identification, risk management and risk mitigation strategies. The Risk Committee is primarily charged and responsible for overseeing this risk oversight process on behalf of the board, periodically discussing our policies with respect to risk assessment, risk management and risk mitigation, and regularly reporting to the full board on its risk oversight process. The Audit Committee assists the board with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the board with respect to the management of risks arising from our compensation polices and practices. The Nominating and Corporate Governance Committee assists the board with respect to the management of risks associated with board organization, membership and structure and with corporate governance. When a committee considers an issue on risk, the chairman of that committee typically reports on that issue to the full board at the next regular board meeting. This enables the board and its committees to coordinate the risk oversight role. The Risk Committee and the full board consider our risk profile and focus on the most significant risk factors facing us with the goal of ensuring that all material risks are identified and appropriate risk mitigation measures are implemented.

Codes of Ethics
     We have adopted two codes of ethics, each designed to encourage our directors, officers and employees to act with the highest level of integrity. These codes are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
     We have adopted the PowerSecure International, Inc. Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other senior finance organization employees. The purpose of this Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner.
     We have also adopted the PowerSecure International, Inc. Code of Business Conduct and Ethics, which is a code of conduct that applies to all of our directors, officers and employees. Under the Code of Business Conduct and Ethics, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Business Conduct and Ethics covers many areas of professional conduct, including conflicts of interest, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.
     If we make any amendment to, or grant any waiver from a provision of, either code of conduct with respect to any director, executive officer or senior financial officer, we will disclose the nature of such amendment or waiver on our website, in a Current Report on Form 8-K or both. We also have adopted procedures to receive, retain and treat complaints regarding accounting practices, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees, customers, suppliers, stockholders and other interested persons of concerns regarding those matters.
Availability of Corporate Governance Documents
     Our Corporate Governance Guidelines, board committee charters and codes of ethics are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” In addition, we will provide a copy of any of these corporate governance documents without charge upon written request addressed to us at:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attention: Investor Relations.
Compensation Committee Interlocks and Insider Participation
     All members of the Compensation Committee are independent directors. No member of the Compensation Committee is or has ever been an officer or employee of us or of any of our subsidiaries, and no member has any relationship required to be disclosed pursuant to Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or of the compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or of the Compensation Committee.
Access to Management and Outside Advisors
     Our directors have full and unrestricted access to our management and employees. Additionally, from time to time key members of management attend board meetings to present information about the results, plans and operations of the business within their areas of responsibility. Our board and each of its committees may retain outside advisors and consultants of their choosing at our expense, without the consent or approval of management.
Stock Ownership Guidelines
     Our board has adopted stock ownership guidelines for our directors, officers and certain key employees. These stock ownership guidelines are discussed below in this proxy statement under “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.” We believe these guidelines are consistent with our culture, which encourages a spirit and responsibility of ownership, including through the ownership of an equity interest in our company, and help align the interests of our directors, officers and key employees with our stockholders.

PROPOSAL NO. 1
ELECTION OF DIRECTOR
     Our board of directors currently consists of five members. The board is divided into three classes, designated as Class I, Class II and Class III, and members of each class serve staggered three year terms. The number of directors in each class is fixed to be as equal as possible, depending on the total number of members of the board. Each director serves in office until the expiration of his term and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.
     The term of the sole Class I director expires at the Annual Meeting. Accordingly, one Class I director will be elected at the Annual Meeting, to serve for a term of three years and until his successor is duly elected and qualified. Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the board of directors has unanimously nominated Sidney Hinton, who has served on our board and as our President and Chief Executive Officer since April 2007, to be re-elected as a Class I director. All other current members of our board of directors will continue in office until the expiration of their respective terms, as indicated below, and until their respective successors are duly elected and qualified.
     The nominee has agreed to serve if elected. The board has no reason to believe that the nominee will be unable to serve. However, if the nominee should become unexpectedly unable to serve as a director, then the persons appointed as proxies in the accompanying proxy card intend to vote for such other nominee as the board of directors may designate, upon the recommendation of the Nominating and Corporate Governance Committee, unless the number of directors is reduced by the board of directors.
     Set forth below is information as of the date of this proxy statement about the nominee and each continuing director. In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of the nominee and each continuing director that led our Nominating and Corporate Governance Committee and our board to the conclusion that he should serve as a director, we also believe that each of our directors has demonstrated leadership experience, business acumen, a reputation for integrity and honesty, and an ability to exercise sound judgment, as well as a commitment of service to our company and our board. Our board and the Nominating and Corporate Governance Committee believe that these skills and qualifications, combined with the diverse backgrounds, experience, expertise and perspectives of our directors, contribute to robust and productive discussions in the boardroom and the ability of the board to work in a positive and collegial fashion that benefits our company and our stockholders by creating a strong and effective board.
Nominee
     Class I — Term Expires in 2013
     Sidney Hinton, 47, has served as our President and Chief Executive Officer since April 16, 2007, and has served as the President, Chief Executive Officer and a director of PowerSecure, Inc., which we refer to as our PowerSecure subsidiary, since its incorporation in September 2000. He also serves as the Chairman and Chief Executive Officer of each of the subsidiaries of our PowerSecure subsidiary. As the founder and driving force behind the formation, development and growth of our PowerSecure subsidiary and as the leader of all of our business units, Mr. Hinton is uniquely qualified to serve on our board, bringing an extensive understanding of our business and strong leadership to our company. In addition, Mr. Hinton brings to the board 28 years of experience in the energy industry, serving as a leader and manager and with extensive relationships and contacts in the energy business especially within the utility segment. In 2000, he was an Executive-in-Residence with Carousel Capital, a private equity firm. In 1999, he was the Vice President of Market Planning and Research for Carolina Power & Light (now known as Progress Energy). From August 1997 until December 1998, Mr. Hinton was the President and Chief Executive Officer of IllumElex Lighting Company, a national lighting company. From 1982 until 1997, Mr. Hinton was employed in several positions with Southern Company and Georgia Power Company. As the guiding and driving force behind the formation, development and growth of our PowerSecure subsidiary and as the leader of all of our business units, Mr. Hinton is uniquely qualified to serve on our board.
Continuing Directors
     Class II — Term Expires in 2011
     Kevin P. Collins, 59, has served on our board of directors since March 2000. Mr. Collins brings to the board 26 years of experience as a financial advisor with vast experience over that time on public company boards and committees of companies in a diversity of industries, has served as an advisor and consultant to many growing businesses, holds extensive expertise in the fields of corporate governance, audit committees, compensation committees, and has acquired a broad and sophisticated range of experience in corporate strategy development and organizational acumen. He has been a Managing Member of The Old Hill Company LLC, which provides corporate financial and advisory services, since 1997. From 1992 to 1997, he served as a principal of JHP Enterprises, Ltd., and from 1985 to 1992 he served as Senior Vice President of DG Investment Bank, Ltd., both of which were engaged in providing corporate finance and advisory services. Mr. Collins has also served as a director of the following public companies: Key Energy Services, Inc., an oilfield service provider, since 1996; The Penn Traffic Company, a food retailer, since 1999; Applied Natural Gas Fuels, Inc., a liquefied natural gas provider, since November 2008.
     John A. (Andy) Miller, 67, has served on our board of directors since September 2007. Mr. Miller brings to the board 35 years of experience in the marketing and public relations industry with a focus on technology companies and extensive sales and marketing expertise and experience, as well as extensive experience and expertise in strategic planning and strong management and leadership skills. He is the founder, Chairman and Chief Executive Officer of Miller Consulting Group, Boston, Massachusetts, a corporate and market positioning firm specializing in the information technology and financial services sectors. In 1977, he founded Miller Communications, one of the first firms to specialize in public relations for the IT industry. Prior to founding Miller Communications, Mr. Miller served in various capacities at Little, Brown & Co. and the Associated Press, and as Associate Editor of The Harvard Business Review. He currently serves on the Advisory Boards of Internet Capital Group, Azima, iMotions, Cymtec and Helium, Inc. He has also served as Adjunct Member of the Governor’s Committee on Telecom Policy for the State of Massachusetts, known as Mass Telecom, an early member of the Massachusetts Software Council, and Trustee of the Computer Museum.
     Class III — Term Expires in 2012
     Anthony D. Pell, 71, has served on our board of directors since June 1994. Mr. Pell brings to the board 35 years of experience as an expert in the field of financial and investment advice, a deep background in public company strategy, acquisitions, financings and operations, extensive business organizational and planning skills, sophisticated business acumen in a broad diversity of businesses especially in the energy and technology industries, and strong management and leadership abilities. He is the President, Chief Executive Officer and a co-owner of Pelican Investment Management, an investment advisory firm that he co-founded in November 2001. He was the President and a co-owner of Pell, Rudman & Co., an investment advisory firm, from 1981 until 1993, when it was acquired by United Asset Management Company, and he continued to serve as an employee until June 1995. Mr. Pell was a director of Metretek, Incorporated, a former subsidiary of our company, until it was acquired by us in March 1994. He was associated with the law firm of Coudert Brothers from 1966 to 1968 and with the law firm of Cadwalder, Wickersham and Taft from 1968 to 1972, specializing in estate and tax planning. In 1972, Mr. Pell joined Boston Company Financial Strategies, Inc. as a Vice President and was appointed a Senior Vice President in 1975.
     Thomas J. Madden III, 62, has served on our board of directors since December 2008. Mr. Madden brings to our board over 30 years of experience as a leader, a manager and a consultant with management consulting firms in the electric, gas and telecommunications industries and extensive knowledge and understanding of our industry and sophisticated expertise in the energy field. In 1991, he joined ScottMadden, Inc., a consulting firm dedicated to the utility and telecommunications industry, where he served as its Chief Executive Officer until 1998 and as its Chairman from 2000 until 2003, and where he has served on its Board of Directors since 1991 and as Of Counsel since 2003. From 1978 until 1991, Mr. Madden was a consultant with Theodore Barry & Associates, a consulting firm dedicated to serving the utility and energy industry, holding executive positions including Chief Executive Officer. From 1974 until 1978, he was employed by Jersey Central Power & Light, a gas and electric utility, where he became head of the nuclear licensing group. From 1970 until 1974, he was a member of the technical staff of Bell Telephone Laboratories, modeling nuclear weapons effects for the development of the American anti-ballistic missile defense system.
Vote Required
     The nominee receiving the highest number of affirmative votes cast by the holders of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be elected as a director.
Recommendation
     Our board of directors recommends that stockholders vote “FOR” the election of Mr. Hinton to the board of directors. Proxy cards properly signed and returned to us at or prior to the Annual Meeting will be voted “FOR” the election of Mr. Hinton, unless contrary instructions are specified.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
     The Audit Committee of the board of directors has appointed Hein & Associates LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Hein has served as our independent registered public accounting firm since 2004. In addition, Hein provides us with certain tax and audit-related services as described below.
     Stockholder ratification of the appointment of Hein as our independent registered public accounting firm is not required by our by-laws or by any other applicable legal requirement. However, we are submitting the appointment of Hein to the stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the appointment of Hein, then the Audit Committee will reconsider the appointment of Hein, provided that it may still determine to retain its appointment. Even if the appointment is ratified by the stockholders, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for fiscal 2010 at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.
     We expect that one or more representatives of Hein will be present telephonically at the Annual Meeting, and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire to do so.
     The aggregate fees billed for professional services rendered to us by Hein for fiscal 2009 and fiscal 2008 were as follows:

	Fees
	2009	2008
Audit Fees (1)	$359,301	$423,201
Audit-Related Fees (2)	44,807	40,511
Tax Fees (3)	14,665	120,540
All Other Fees	0	0

Total	$418,773	$584,252

(1)	“Audit Fees” represents fees for professional services rendered for the audit of our consolidated annual financial statements, the audit of our internal controls over financial reporting, and the review of our consolidated interim financial statements included in our Quarterly Reports on Form 10-Q.

(2)	“Audit-Related Fees” represents fees for professional services rendered for the audit of our 401(k) plan and the audit of Marcum Midstream 1995-2 Business Trust, an unconsolidated affiliate.

(3)	“Tax Fees” represents fees for professional services rendered by Hein for tax compliance, tax advice and tax planning.
     The Audit Committee has determined that the provision of non-audit services by Hein in fiscal 2009 and fiscal 2008 was compatible with maintaining their independence.
Audit Committee Pre-Approval Policy
     The Audit Committee has adopted a policy that requires the Audit Committee to pre-approve all audit and non-audit services to be provided by our independent registered public accounting firm. The Audit Committee may delegate this pre-approval authority to one or more of its members. Any such members must report any decisions to the Audit Committee at the next scheduled meeting. In accordance with this pre-approval policy, all professional services provided by Hein as our independent registered public accounting firm during fiscal 2009 were pre-approved by the Audit Committee.

Vote Required
     The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment by the Audit Committee of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2010.
Recommendation
     The Audit Committee and our board of directors recommend that stockholders vote “FOR” the ratification of the appointment of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Proxy cards signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table contains information regarding the beneficial ownership of our common stock as of April 16, 2010 (except as otherwise noted) by:
•	each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers (as defined on page 30); and

•	all of our current directors and executive officers as a group.
     Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587. The information provided in the table below is based on our records, information filed with the SEC and information provided to us.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent (2)
Gruber & McBaine Capital Management, LLC (3)	1,412,649	8.2
50 Osgood Place, Penthouse San Francisco, CA 94133

Austin W. Marxe and David M. Greenhouse (4)	1,251,622	7.3
c/o Special Situations Funds 527 Madison Avenue, Suite 2600 New York, NY 10022

Dimensional Fund Advisors LP (5)	1,173,541	6.8
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746

Sidney Hinton (6)	864,816	5.0

Christopher T. Hutter (7)	25,723	*

Gary J. Zuiderveen (8)	110,298	*

Anthony D. Pell (9)	202,289	1.2

Kevin P. Collins (10)	100,816	*

John A. (Andy) Miller (11)	31,540	*

Thomas J. Madden III	21,864	*

All current directors and executive officers	1,357,346	7.7
as a group (7 persons)(12)

*	Less than 1%.

(1)	For purposes of this table, we have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, although such information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the beneficial owner has sole or shared voting power or investment power and any shares that the beneficial owner has the right to acquire within 60 days of April 16, 2010 through the exercise of any stock option or other right. In addition, such shares that the beneficial owner has the right to acquire are deemed to be outstanding in calculating the percent beneficially owned by such beneficial owner, but are not deemed to be outstanding in determining the percent beneficially owned by any other beneficial owner. Unless otherwise indicated in these notes, we believe, based on the information furnished to us, that each beneficial owner has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

(2)	The percentage ownership is based upon 17,224,400 shares of common stock outstanding as of April 16, 2010.

(3)	Information based upon Schedule 13G filed with the SEC on February 1, 2010 by Gruber & McBaine Capital Management, LLC (“GMCM”), Jon D. Gruber, J. Patterson McBaine, Eric B. Swergold and Lagunitas Partners, indicating beneficial ownership as of December 31, 2009. Messrs. Gruber and McBaine are the managers, controlling persons and portfolio managers of GMCM. Lagunitas Partners is an investment limited partnership of which GMCM is the general partner. GMCM and Messrs. Gruber, McBaine and Swergold constitute a group within the meaning of Rule 13d-5(b) under the Exchange Act. GMCM is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. GMCM has shared voting and dispositive power with respect to 1,082,586 shares. Mr. Gruber has sole voting and dispositive power with respect to 170,748 shares and shared voting and dispositive power with respect to 1,082,586 shares. Mr. McBaine has sole voting and dispositive power with respect to 159,315 shares and shared voting and dispositive power with respect to 1,082,586 shares. Mr. Swergold has shared voting and dispositive power with respect to 1,082,586 shares. Lagunitas Partners has shared voting and dispositive power with respect to 882,426 shares. Lagunitas Partners is not a member of any group and disclaims beneficial ownership of the securities with respect to which its ownership is reposited.

(4)	Information based upon Amendment No. 2 to Schedule 13G filed with the SEC on February 12, 2010 by Austin W. Marxe and David M. Greenhouse, indicating beneficial ownership as of December 31, 2009. Messrs. Marxe and Greenhouse share voting and investment power with respect to 334,797 shares owned by Special Situations Cayman Fund, L.P., 730,284 shares owned by Special Situations Fund III QP, L.P. and 186,541 shares owned by Special Situations Private Equity Fund, L.P. Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), which is the general partner of and investment adviser to Special Situations Cayman Fund. AWM also serves as the general partner of MGP Advisers Limited Partnership, which is the general partner of Special Situations Fund III QP. AWM is the investment advisor to Special Situations Fund III QP and Special Situations Private Equity Fund. Messrs. Marxe and Greenhouse are members of MG Advisers L.L.C., which is the general partner of Special Situations Private Equity Fund.

(5)	Information based upon Schedule 13G filed with the SEC on February 8, 2010 by Dimensional Fund Advisors LP indicating beneficial ownership as of December 31, 2009. Dimensional Fund Advisors LP is a registered investment adviser that furnishes investment advice to four registered investment companies, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(6)	Includes 195,000 shares that may be acquired by Mr. Hinton upon the exercise of currently exercisable stock options.

(7)	Includes 2,500 shares that may be acquired by Mr. Hutter upon the exercise of currently exercisable stock options.

(8)	Includes 36,500 shares that may be acquired by Mr. Zuiderveen upon the exercise of currently exercisable stock options.

(9)	Includes 3,237 shares held in trust for the benefit of Mr. Pell’s wife and 10,100 shares held in an account of Mr. Pell’s daughter that is managed by Mr. Pell. Also includes 95,915 shares that may be acquired by Mr. Pell upon the exercise of currently exercisable stock options. Includes 39,962 shares pledged as collateral under a personal margin account of which these shares constitute only a portion of the collateral.

(10)	Includes 82,026 shares that may be acquired by Mr. Collins upon the exercise of currently exercisable stock options.

(11)	Includes 15,000 shares that may be acquired by Mr. Miller upon the exercise of currently exercisable stock options.

(12)	Includes 426,941 shares that may be acquired upon the exercise of currently exercisable stock options or stock options exercisable within 60 days of April 16, 2010 by our current directors and executive officers. See notes (6) through (11).

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Overview of Compensation Committee
     The Compensation Committee of our board of directors is responsible for establishing and administering the compensation program and policies for our executive officers as well as developing and monitoring our compensation program and philosophy for our employees generally. The Compensation Committee approves all compensation paid to our executive officers, establishes our compensation policies for our executive officers, reviews and approves our general compensation policies for our non-executive employees and also oversees the administration of our stock plan under which grants of stock options and restricted stock may be made to our executive officers and employees.
     During 2009, the members of the Compensation Committee were John A. (Andy) Miller (Chairman), Anthony D. Pell, Kevin P. Collins and Thomas J. Madden III (commencing in April 2009). The board of directors has determined that each member of the Compensation Committee is independent under our Standards of Director Independence and under the current listing standards of The NASDAQ Stock Market.
     Executive Compensation Objectives
     Our executive compensation program is designed to allow us to attract, retain, motivate and reward highly qualified and industrious executives and to enhance stockholder value. We believe we have developed an effective compensation program that entices outstanding talent to join our company, encourages professional growth in our officers and employees, rewards outstanding individual and corporate performance and creates a path towards corporate excellence. Our executive compensation program is intended to accomplish the following objectives:
•	to attract and retain highly talented and productive executive officers;

•	to provide incentives and rewards for our executive officers to be strong leaders and managers, to perform at a superior level and to achieve important financial and strategic goals;

•	to align the interests of our executive officers with the interests of our stockholders; and

•	to develop a strong “pay for performance” culture on a risk appropriate basis.
     To achieve these objectives, the Compensation Committee has designed an executive compensation program that consists of four basic components:
•	base salary;

•	short-term incentive compensation in the form of annual cash bonuses;

•	long-term incentive compensation in the form of stock options, restricted stock and performance-based restricted stock; and

•	perquisites and general benefit programs.
     Our compensation program is designed to be performance-driven, which we believe is in the best interests of our stockholders. We seek to design our compensation program with a goal of maximizing corporate performance and enhancing stockholder value.
     Compensation Actions in 2009 in Response to Economic Conditions
     In response to the dramatic impact that the adverse economic conditions in the United States had on our markets and on our business starting in late 2008, for 2009 we implemented a number of cost-cutting actions that reduced our compensation expense, including the following actions impacting the compensation of our executive officers:
•	our Chief Executive Officer voluntarily froze his salary in 2009 at the 2008 level;

•	all of our named executive officers waived their rights to receive any cash bonuses for 2009 services;

•	for our highly compensated employees, which included our named executive officers, company matching contributions under our 401(k) plan were suspended in February 2009 for the remainder of 2009; and

•	no new equity awards were granted to any of our named executive officers.

     These actions led to a reduction in the compensation expense related to our executives and contributed to their ability to successfully manage us through the economic crisis of 2009, during which time we experienced improving revenues and gross margins each quarter on a sequential basis and built up our pipeline of business demonstrating the superior performance and skills of our executives in driving our prospects for future success.
     Compensation Committee Processes and Procedures; Role of CEO and Compensation Consultant
     While the Compensation Committee makes all compensation decisions relating to our named executive officers, it looks to our Chief Executive Officer and to its independent compensation consultant to make recommendations with respect to both overall guidelines and specific compensation decisions. Annually, the Compensation Committee reviews the base salaries, establishes the annual bonus and incentive compensation plans, goals and arrangements and evaluates the long-term incentives and overall compensation levels of our named executive officers. The Compensation Committee generally makes these critical annual compensation decisions during March and April of each year, in order to allow the Compensation Committee to have available the results of the prior year’s annual consolidated financial results.
     During its annual review of the named executive officers, the Compensation Committee considers the value of the overall role and contribution of each named executive officer, including the impact that the named executive officer has had on the achievement of our corporate performance and on our strategic, financial and operating goals. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of other executives. Our Chief Executive Officer typically provides the Compensation Committee with his annual recommendations for each executive officer’s compensation, including salary adjustments, discretionary bonuses and equity awards. Our Chief Executive Officer is not present for any portions of meetings when his compensation is being determined, but from time to time he is present in meetings discussing the compensation of other executive officers. The Compensation Committee also considers the advice of its independent compensation consultant and, from time to time, considers general industry survey data of executive compensation practices at other companies. While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer and of its compensation consultant, the Compensation Committee is responsible for making the final decision on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations. After considering these recommendations and making its own evaluation, the Compensation Committee establishes the base salary, annual bonus and incentive programs and targets and long-term compensation for the named executive officers.
     In general, the Compensation Committee’s compensation process is subjective and based primarily on the judgment of the members of the Compensation Committee, subject to the requirements set forth in employment contracts. In making compensation decisions, the Compensation Committee considers such factors as it deems relevant, appropriate, reasonable and in the best interests of the stockholders, including individual performance, corporate performance, the recommendations of the Chief Executive Officer and the compensation consultant, and the knowledge and experience of the members of the Compensation Committee. Subject to exceptions from time to time as it deems appropriate, the Compensation Committee does not specifically utilize peer company comparisons to establish executive compensation levels, although it may consider general industry pay survey data in assessing the reasonableness of compensation and ensuring that compensation levels at our company remain competitive. It has been the belief of the Compensation Committee that due to the diversification, market niches and size of our company, it is difficult to establish a meaningful peer group or to make meaningful comparisons with other companies. Accordingly, the Compensation Committee believes that its members, with the assistance and recommendations of our Chief Executive Officer and the advice of its independent consultant, are generally best situated to make compensation decisions.
     In 2007, the Compensation Committee retained Frederic W. Cook & Co. to provide its expertise as an independent compensation consultant to the Compensation Committee in reviewing Mr. Hinton’s compensation and providing its recommendations on the appropriate compensation package for Mr. Hinton as our President and Chief Executive Officer. Since that time, the Compensation Committee has continued to utilize Cook to assist it with establishing the compensation of executive officers, including base salaries, bonus and incentive compensation plans and arrangements and equity granting practices. The Compensation Committee typically asks Cook to attend meetings where compensation actions are to be discussed and Cook’s advice and analysis is expected to be sought. Cook provides the Compensation Committee with advice and recommendations on executive compensation as appropriate and as requested by the Compensation Committee. Cook from time to time communicates with the Compensation Committee’s Chairman outside of Committee meetings. Cook has not provided any services to, or received any fees from, our company or management other than for compensation consulting services rendered to the Compensation Committee. In addition, Cook was selected by and reports directly to the Compensation Committee and not to management. Accordingly, the Compensation Committee believes that Cook is able to provide it with independent advice and consultation services.

     The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees. The Compensation Committee relies upon our executive officers and other management employees in order to assist the Compensation Committee in performing its duties. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities.
     Components of Executive Compensation
     General Executive Compensation Factors
     The philosophy of the Compensation Committee is that the compensation and incentives of each named executive officer should be significantly influenced by the named executive officer’s individual contribution and performance. The Compensation Committee has not generally used a quantitative method or mathematical formula to set the elements of compensation for a particular named executive officer, other than the formula for the annual bonus for our Chief Executive Officer and the formula for determining the achievement of performance-based restricted stock vesting conditions for the named executive officers. The Compensation Committee considers certain specific qualitative factors of individual performance and contribution to corporate performance, as well as our financial and operating performance taking into account the overall economic and operating environment in which we conduct our business.
     For Mr. Hinton, our Chief Executive Officer, the key specific qualitative factors considered by the Compensation Committee in evaluating his individual performance and contribution to corporate performance were his leadership skills, his general business acumen, his ability to attract and retain a talented management team, his knowledge and judgment related to our specific businesses and the energy industry generally, his ability to develop, lead and communicate our business plan and strategic direction.
     For Mr. Hutter, our Chief Financial Officer, the key specific qualitative factors considered by the Compensation Committee in evaluating his individual performance and contribution to corporate performance were his performance with respect to investor communications and messaging, compliance with the Sarbanes-Oxley Act, GAAP and the rules and regulations of the SEC, planning analytics, treasury management and capital structure planning and execution, M&A analytics and execution, his contributions to our business plan and strategic direction, and relationships with employees, the leadership team, banks, investors and our board.
     For Mr. Zuiderveen, our Principal Accounting Officer, the key specific qualitative factors considered by the Compensation Committee in evaluating his individual performance and contribution to corporate performance were his performance with respect to the timely filing of all financial reports, ensuring financial statements were in compliance with GAAP, understanding of new accounting pronouncements, maintaining accurate accounting records, supporting our Chief Executive Officer and our Chief Financial Officer in financial disclosure and business planning, timely and accurate financial reporting to the board, coordination with our external auditors, coordination with our internal controls consultants, relationships with subsidiary accounting teams, and the support of subsidiary controllers in matters of taxes, accounting policies and procedures, internal controls and financial reporting matters.
     For 2009, base salary accounted for approximately 46.6% of the total compensation of the named executive officers, there were no cash bonuses or cash incentive compensation and compensation attributable to the modification of prior performance-based stock awards accounted for approximately 24.2% of the total compensation of the named executive officers. Accordingly, the pay mix in 2009, as computed in accordance with the Summary Compensation Table, was skewed towards cash compensation. The pay mix in 2010 is likely to continue to be skewed towards cash compensation primarily because the Compensation Committee believes that the large grants of restricted stock in 2007 with five year vesting terms that were modified in part in 2009, and the grants of stock options in 2008 with five year vesting, limit the need for additional equity grants to be made to the named executive officers in the near future.
     The principal factors that our Compensation Committee considered with respect to each named executive officer’s compensation package are summarized below. Our Compensation Committee may, however, in its discretion apply entirely different factors with respect to executive compensation for future years.

     Base Salary
     Generally. We establish base salaries for our named executive officers that are intended to provide them with sufficient, regularly-paid income to compensate them for their services rendered to us during the fiscal year. The base salary is intended to provide financial stability to executives in order to attract and retain qualified and experienced individuals. Base salaries are also sometimes used in measuring other compensatory opportunities, such as bonuses and incentive compensation arrangements, which can be set at a percentage of base salary, and severance arrangements, which for the named executive officers is based in part upon a multiple of base salary.
     The base salary for each named executive officer is reviewed annually and may be adjusted in the discretion of the Compensation Committee. The base salary for each of our named executive officers is subjectively determined primarily on the basis of the following factors: experience, personal performance, contribution to our corporate performance, level of responsibility, duties and functions, breadth of knowledge, salary levels in effect for comparable positions within and without our industry, internal base salary comparability considerations, general changes in executive compensation, and our financial performance generally. The relative weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. In addition, the Compensation Committee considers the recommendation of our Chief Executive Officer for other executive officers, the advice of its independent consultant, and benchmark salary data for comparable executives in similarly sized companies. The benchmark salary data reviewed in 2009 and 2010 were compiled by Cook from major third-party general industry pay surveys and reflects salary levels for executives at companies with annual revenues less than $500 million. The Compensation Committee did not use any peer review comparisons in 2009.
     For 2009. In March 2009, the Compensation Committee approved increases in the base salaries of two of our named executive officers, reflecting our outstanding corporate performance and record financial performance in 2008 and the excellent individual performances of each of the named executive officers which were critical in achieving that high level of corporate performance. However, at Mr. Hinton’s request, the Compensation Committee did not change the base salary of Mr. Hinton for 2009, so his base salary in 2009 remained at the same level established in August 2007. The Compensation Committee concluded that the base salary adjustments were fair, reasonable and appropriate and supported our compensation objectives.
     For 2010. In December 2009, in connection with the amendment of his employment agreement to change his bonus formula and to eliminate previous severance arrangements under certain events of termination, the Compensation Committee approved an increase in Mr. Hinton’s base salary for 2010, reflecting the outstanding performance of Mr. Hinton as our Chief Executive Officer, especially in leading us through the economic turmoil that adversely affected our markets and our customers during 2009. This was the first increase in his base salary since his compensation as our Chief Executive Officer was established in 2007. In March 2010, the Compensation Committee approved increases in the base salaries of Messrs. Hutter and Zuiderveen for fiscal 2010, reflecting their contributions to our outstanding corporate performance in the face of strong adverse economic and business conditions in 2009. The Compensation Committee concluded that these base salary adjustments were fair, reasonable and appropriate and supported our compensation objectives.
     The following table shows the increases in the base salaries of the named executive officers approved by the Compensation Committee since 2008:

	Base Salary
Name	2008	2009	2010
Sidney Hinton	$485,000	$485,000	$550,000
Christopher T. Hutter	275,000	300,000	312,000
Gary J. Zuiderveen	195,000	205,000	210,000
     Annual Cash Bonuses and Incentives
     Generally. We typically grant bonuses to our named executive officers after the end of each year for their services and performance over the prior year. These bonuses may be based on performance metrics determined at the beginning of the fiscal year or determined by the Compensation Committee on a discretionary basis after the end of the year. In addition, from time to time, the Compensation Committee establishes performance-based metrics for certain executives as it deems appropriate. These annual bonuses are intended to provide incentives to our named executive officers on an annual basis to deliver performance that supports our business and strategic goals and enhances our financial results.

     For 2009. During the first quarter of 2009, Messrs. Hinton, Hutter and Zuiderveen voluntarily waived their rights to receive any cash bonus or incentive payment for their services and performance in 2009, in order to responsibly manage operating expenses in light of the challenging economic and business conditions affecting us during the year. Accordingly, Mr. Hinton voluntarily waived his right to receive any bonus under the long-established incentive arrangement in his employment agreement as in effect until December 2009, under which he was entitled to receive an incentive award equal to 7% of our PowerSecure subsidiary’s cash flow from operations, provided a threshold level of operating income by our PowerSecure subsidiary was met. In addition, Messrs. Hutter and Zuiderveen waived their rights to receive any bonuses for 2009 under the arrangements in their respective employment agreements that provide for discretionary target bonuses equal to 35% and 25%, respectively, of their base salaries.
     In March 2010, in the ordinary course of its annual review of compensation and performance of the executive officers, the Compensation Committee awarded bonuses to the named executive officers based on the bonus programs in effect prior to being voluntarily waived by the named executive officers in early 2009. In accordance with their earlier commitments, each named executive officer waived the receipt of the bonus awarded. Though waived, the awards served as a tool to provide feedback to the named executive officers regarding the Boards assessment of their performance during 2009 and will serve as guidance for future Committee pay actions and decisions. The award waived by Mr. Hinton was $428,301, equal to 7% of our PowerSecure subsidiary’s cash flow from operations in 2009, which was the amount to which he would have been entitled under his prior bonus arrangement. Mr. Hutter waived a bonus of $75,000, which represented 25% of his base salary, and Mr. Zuiderveen waived a bonus of $36,900, which represented 18% of his base salary. The bonus awards waived by Messrs. Hutter and Zuiderveen were made in the discretion of the Compensation Committee, based upon the recommendation of our Chief Executive Officer, the advice of its compensation consultant and the Compensation Committee’s subjective evaluation of each executive’s performance with respect to the factors described above under “- General Executive Compensation Factors” above.
     For 2010. In April 2010, the Compensation Committee adopted our 2010 Executive Incentive Compensation Plan. The executive incentive plan is a cash incentive program designed to motivate participants to perform to the best of their abilities and achieve our financial and other performance objectives, thereby enhancing stockholder value. The executive incentive plan was adopted in conjunction with, and as a result of, the amendment and restatement of Mr. Hinton’s employment agreement on December 17, 2009. The amended agreement eliminated Mr. Hinton’s prior annual bonus arrangement, which was based on 7% of the adjusted cash flow from operations of our PowerSecure subsidiary, and was replaced by the board’s commitment to institute an annual incentive plan based on such factors, metrics and terms as the Compensation Committee establishes each year, based on the circumstances and goals at the time, with an annual bonus target opportunity equal to no less than Mr. Hinton’s annual base salary at the time.
     Under the executive incentive plan, the Compensation Committee selects the executives and other key employees of the Company who will be participants in the plan and eligible to earn awards under the plan. At the beginning of each performance period, which generally will consist of one fiscal year, the Compensation Committee will establish the performance goals for each participant, the weighting of those performance goals and the awards payable to each participant based on the achievement of those performance goals. The participant’s award opportunity will typically be expressed as a percentage of base salary earned during the applicable performance period. Participants will be eligible to receive an award under the plan only if and to the extent performance goals predetermined by the Compensation Committee are achieved. The Compensation Committee has the discretion to reduce or eliminate any award under the executive incentive plan. In addition, the board retains authority to pay additional discretionary bonuses outside the executive plan if warranted by performance not measured under the plan.
     The performance goals may be based on corporate financial measures (including, but not limited to, revenues, operating income, pre-tax income, net income, gross profit, costs, cash position, cash flow, free cash flow, operating cash flow, EBITDA, any of the preceding measures as a percent of sales, earnings per share (before or after taxes), return on assets, return on equity, return on investment, return on sales, total stockholder return and change in stock price), other company and business unit financial objectives, operational efficiency measures, individual performance and other objectives tied to our success or such other criteria, qualitative or quantitative, as the Compensation Committee determines in its discretion and judgment. Performance goals and the weighting thereof may differ from participant to participant, from performance period to performance period and from award to award.
     The Compensation Committee will administer the executive incentive plan. Subject to the terms of the plan, the Compensation Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the plan. The Compensation Committee or the board generally may amend or terminate the plan at any time and for any reason.

     For fiscal year 2010, the Compensation Committee determined that the participants in the Plan will be Sidney Hinton and Christopher T. Hutter, the Executive Vice President and Chief Financial Officer of the Company. For 2010, the Compensation Committee selected our consolidated pre-tax earnings per share (“pre-tax EPS”), our consolidated revenues, and the individual performance of Messrs. Hinton and Hutter as the elements that would constitute the performance goals. The Compensation Committee established threshold, target and maximum performance levels for the pre-tax EPS and consolidated revenues goals that, when combined with the incentive opportunity for individual performance, create a target award for Mr. Hinton equal to 100% of his base salary, a threshold award equal to 50% of his base salary and a maximum award payable under the plan to Mr. Hinton equal to 200% of his base salary. The target award payable to Mr. Hutter for fiscal year 2010 is 50% of his base salary, with a threshold award equal to 25% of his base salary, and a maximum award payable to Mr. Hutter equal to 75% of his base salary. The Compensation Committee will determine the actual amount of bonus earned by Messrs. Hinton and Hutter for 2010 after December 31, 2010, following our preparation and filing of our consolidated financial statements for fiscal 2010 and the completion of the audit of those consolidated financial statements by our independent registered public accounting firm.
     The Compensation Committee has also established a target bonus for 2010 for Mr. Zuiderveen, outside of the executive incentive plan, equal to 35% of his base salary, to be awarded on the basis of the Compensation Committee’s qualitative judgment of Mr. Zuiderveen’s individual performance and contribution to corporate performance in 2010, taking into account our overall performance in 2010 but without being based upon any specific quantitative financial goals, targets or metrics.
     Long-Term Incentive Compensation
     Background. Long-term incentives are designed and intended to align the interests of our named executive officers with those of our stockholders by linking the incentive with the creation of stockholder value, to provide an opportunity for increased equity ownership by our executives, and to maintain competitive levels of executive compensation, thus providing executives with a significant incentive to manage us from the perspective of an owner with an equity stake in our company. Because of the direct relationship between the value of restricted stock and stock options and the market price of our common stock, we believe that the practice of granting awards of restricted stock and stock options provides the Compensation Committee with an excellent tool for motivating our named executive officers to manage our company in a manner that is consistent with the interests of our stockholders. We also regard our equity grant program as a key retention tool, and the Compensation Committee considers retention as an important factor in setting the vesting schedule for restricted stock and stock options.
     Since June 2008, our equity grants have been made under our 2008 Stock Incentive Plan. Under the 2008 Stock Plan, the Compensation Committee has the authority to grant stock options, restricted stock, restricted stock units and various other forms of equity awards to employees, including our named executive officers. To date, all grants of equity awards made by the Compensation Committee have been in the form of either stock options or restricted stock, the vesting of which can be tied either to service time or to performance conditions established by the Compensation Committee. Before 2007, virtually all equity grants to our executives and to our employees were in the form of stock options that vested entirely on the basis of service time. In 2007, we made equity grants to our named executive officers in the form of restricted stock awards with approximately equal allocations of vesting based on service time and on performance conditions. In 2008, we made equity grants to two of our named executive officers in the form of stock option awards. In the future, the Compensation Committee intends to review and consider the best methods for utilizing equity incentives to provide long-term equity compensation to our named executive officers, and expects to grant awards of restricted stock as well as stock options to the named executive officers, as well as potentially other equity-based forms of compensation, consistent with our compensation program and the factors discussed in this analysis. However, the Compensation Committee does not currently have any policy or guidelines on the type or amount of equity incentives to grant or on the allocation between restricted stock and stock options.
     The number of shares of common stock that we award in each grant of stock options or restricted stock is subjectively determined by the Compensation Committee primarily based on the named executive officer’s anticipated contributions to our future success, the level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position with us, the individual’s potential for increased responsibility and promotion over the option term and the individual’s personal performance in recent periods. The Compensation Committee also considers the number of shares of common stock and the number of stock options already held by the named executive officer in order to maintain an appropriate level of equity incentive for that individual. While the Compensation Committee does not adhere to any specific guidelines as to the relative stock option holdings of our named executive officers, it typically considers the recommendation of our Chief Executive Officer and the advice of its independent compensation consultant.

     2007 Restricted Stock Grants. In 2007, in connection with the negotiation of new or amended employment agreements, we made awards of restricted stock under our 1998 Stock Plan to Messrs. Hinton, Hutter and Zuiderveen. We awarded 600,000 shares of restricted stock to Mr. Hinton, which was intended to cover all stock-based awards to him through at least 2009. We also awarded 25,000 shares of restricted stock to Mr. Hutter and 20,000 shares of restricted stock to Mr. Zuiderveen. Each of these restricted stock awards vests based upon a combination of service and performance goals, with the service shares vesting five years after the grant date provided the executive officer remains employed with us through such date (subject to acceleration of vesting upon our change in control or termination of the officer’s employment by us without cause), and the performance shares vesting based upon the achievement of certain performance goals relating to our financial performance over subsequent years.
     For Mr. Hinton, the performance shares vest in five equal annual installments, commencing after the end of fiscal 2007 based upon our fiscal 2007 performance and continuing until after the end of fiscal 2011 based upon our fiscal 2011 performance. This vesting is based upon us achieving a performance target each year relating to improvements in income from continuing operations, excluding restructuring charges related to our 2007 management transition and corporate reorganization. The performance goal for fiscal year 2007 was that our adjusted consolidated net income (excluding restructuring charges) must equal or exceed $9,462,000, which was 90% of the lower end of the range of our consolidated net income forecast for 2007 as included in our guidance issued publicly on August 8, 2007. As originally established, for fiscal year 2008 and each fiscal year thereafter, the performance goal was scheduled to increase by 20% over the prior fiscal year’s performance goal. In the event that we fail to achieve the performance goal for any fiscal year, the performance restricted shares that did not vest for that fiscal year will vest in the subsequent fiscal year if we exceed by 10% the original performance goal for that subsequent fiscal year. In the event of a change in control, any unvested restricted shares (regardless of whether their vesting is tied to service or to performance) will immediately vest in full upon the effective date of the change in control. A total of 60,000 performance shares vested with respect to each of fiscal 2007 and fiscal 2008 because our financial performance exceeded these performance goals for each of those years.
     For Messrs. Hutter and Zuiderveen, in addition to the service shares that vest as provided above and the 10% of their respective restricted shares that vested upon the grant date, their performance shares, consisting of 40% of their respective restricted shares, vest in four equal annual installments, which commenced after the end of fiscal 2008 based upon our fiscal 2008 performance and will continue until after the end of fiscal 2011 based upon our fiscal 2011 performance. The performance goals for those fiscal years are the same performance goals that apply to the performance shares granted to Mr. Hinton. For fiscal 2008, a total of 2,500 performance shares vested for Mr. Hutter and a total of 2,000 performance shares vested for Mr. Zuiderveen because our fiscal 2008 financial performance exceeded the performance goal for 2008.
     In December 2009, in light of the extraordinary and unique economic conditions that we faced, we amended the restricted stock agreements of Messrs. Hinton, Hutter and Zuiderveen in order to modify the vesting conditions of the performance goals for the performance shares to be awarded based on our performance in fiscal years 2009 through 2011. These amendments did not change the cliff vesting condition for the service shares, which will continue to vest five years after the original 2007 grant dates subject to continued employment service by the executives. The Compensation Committee determined that the original performance goals for these performance shares, which were established in 2007 prior to the economic and financial crisis that was outside the control of those executives and adversely affected and limited our financial results during 2009, were no longer appropriate or consistent with our compensation goals and philosophy. In evaluating the vesting of the remaining performance shares, the Compensation Committee also considered that it does not intend to grant any new equity awards to Mr. Hinton during 2010 or 2011.
     Accordingly, the Compensation Committee approved the modification of the vesting conditions for the performance shares related to fiscal 2009 to reward the named executive officers for their outstanding performance and efforts in 2009 in spite of the economic and business crisis. Upon the modification, the performance shares related to fiscal 2009 would automatically vest in March 2010 regardless of our 2009 financial results. In addition, the Compensation Committee approved the modification of the vesting conditions for the remaining performance shares for 2010 and 2011, in order to establish new performance goals more appropriate for those years in light of the changed conditions and circumstances affecting our company, our business, our markets and the economy. The new performance goals for 2010 and 2011 are that our consolidated net income for each such year must be at least 10% higher than our actual consolidated net income the prior year. The Compensation Committee believes that these amendments to the 2007 restricted stock awards were necessary and appropriate to restore and enhance the performance incentives of the named executive officers to drive our future business and financial success.
     Equity Grants Policy. We have a policy relating to grants of equity awards. The policy provides that all grants of stock options must have an exercise price that is no less than the fair value of our common stock on the date of grant, determined by reference to the closing sale price of our common stock on the date of grant. We do not time the grant of stock-based awards in coordination with the release of material non-public information, award options and set the exercise price based on the price of the common stock on a date other than the grant date, or determine the exercise price of option grants by using average prices or the lowest prices of our common stock in a period preceding, surrounding or following the grant date.
     In general, awards of stock options to executives, if made, are typically granted once a year, in March after we file our Annual Report on Form 10-K that includes our audited consolidated financial statements for the previous year. In addition, under our policy we can grant awards of stock options to other employees twice a year, at the same time in March as grants to executives are made, and also in November after we file our third quarter Quarterly Report on Form 10-Q, except in special cases. We also make grants to newly hired employees at other times, provided the grant occurs on or after the date they commence their employment with us. Under our policy, all grants of stock options must be made at meetings of the board of directors, which may be in person or telephonic, but not by written consent, and the grant date of the award is the date of the meeting.
     Prohibition on Option Repricing. Our 2008 Stock Plan prohibits the repricing of stock options, directly or indirectly, such as through cancellations and re-grants without stockholder approval.
     Perquisites and Other General Benefits
     Our named executive officers, like our other employees, are eligible to participate in various employee benefit plans, including medical plans, life insurance and disability insurance. In addition, we maintain a 401(k) plan for the benefit of all our employees, including our named executive officers. From February 2009 until January 2010, we discontinued making any matching contributions in our 401(k) plan to our named executive officers and other highly compensated employees, although they were still eligible to participate in our 401(k) plan otherwise.
     We also provide limited perquisites and personal benefits to our named executive officers that are not otherwise available to all of our employees. We only provide our named executive officers with personal benefits that we believe are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior executives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. While the Compensation Committee considers these benefits and perquisites in making compensation decisions, they do not have a material influence on these decisions because they are a relatively insignificant portion of the total compensation of the executives.
     We provide our Chief Executive Officer and our Chief Financial Officer with either the use of a company automobile intended primarily for business use or a car allowance in lieu of such use. In addition, we pay for one country club membership for our Chief Executive Officer, as provided in his employment agreement, which the Compensation Committee approved because it believes a club membership can provide an opportunity to build business and community relationships while promoting a healthy lifestyle. We do not own, lease, maintain or otherwise use any corporate aircraft, and our executives exclusively use commercial airlines for all air travel. We do not provide pension arrangements or similar benefits to either our named executive officers or our other employees, other than the annuity arrangement for Mr. Hinton discussed below. Periodically, our named executive officers attend company-related activities, such as sporting events or out-of town business meetings, in which we incur travel and other event-related expenses. In addition, we provide a $5 million life insurance policy for the benefit of Mr. Hinton and a supplemental disability policy for the benefit of Mr. Hutter.
     Under his employment agreement, Mr. Hinton is entitled to receive, after retirement, assuming his employment with us continues through August 15, 2012, monthly annuity payments equal to $1,500 per year of service to us from 2000 through the date of termination, capped at $20,000 per month, beginning at age 53, provided that Mr. Hinton may elect at least five years in advance to defer taking such payments at a later age (up to age 58), in which case the monthly amount will be equal to a higher amount (up to $2,000 per year of service subject to the same $20,000 per month cap). We purchased an annuity policy from a third party to assist us in satisfying our obligation to make such payments.
     The incremental cost of providing perquisites to our named executive officers is set forth in a separate table that is included in a footnote to the column entitled “All Other Compensation” in the Summary Compensation Table.
     Termination Benefits
     Other than the severance and change in control arrangements set forth in specific written employment agreements with some of our named executive officers and the participation and matching contributions under our tax-qualified 401(k) plan, and the annuity payments for Mr. Hinton discussed above, our named executive officers do not receive any deferred compensation, pension benefit or other termination benefits from us. Information regarding these severance and change in control arrangements for the named executive officers is discussed below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”
Employment Agreements, Change in Control Agreements and Severance Arrangements with Named Executive Officers
     We have entered into employment agreements with each of our named executive officers. These employment agreements include change in control agreements and provisions providing for compensation after the termination of employment, but we have not entered into separate change in control agreements with any of our executives. Other than as specified in this section, we have not entered into any other employment or change in control agreements with any other executive officers.
     Each of these employment agreements provides for certain payments and other benefits if the named executive officer’s employment terminates under certain circumstances, including in the event of a “change in control.” The Compensation Committee believes that these severance and change in control arrangements are an important part of overall compensation for our named executive officers because they help to secure the continued employment and dedication of our named executive officers, despite any concern that they might have regarding their own continued employment prior to or following a change in control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees. In addition, the Compensation Committee believes these agreements will help assure us that we will have the continued dedication, undivided loyalty, objective advice and counsel and committed high level of performance from these named executive officers in the event of a proposed transaction, or the threat of a transaction, which could result in our change in control.
     On December 17, 2009, upon the recommendation of the Compensation Committee, the board of directors amended and restated Mr. Hinton’s employment agreement, in order to extend the term of Mr. Hinton’s employment and to modify certain other terms and conditions of his employment and compensation thereunder. The amendments to Mr. Hinton’s employment agreement included the following:
•	extending the term of Mr. Hinton’s employment until December 31, 2015;

•	increasing Mr. Hinton’s base salary to $550,000, commencing January 1, 2010;

•	eliminating Mr. Hinton’s prior annual bonus arrangement, which was based on the adjusted cash flow from operations of our PowerSecure subsidiary, and replacing it with an annual incentive plan to be based on such factors, metrics and terms as the Compensation Committee establishes each year, based on the circumstances and goals at the time, with an annual bonus target equal to no less than Mr. Hinton’s annual base salary at the time;

•	eliminating the severance compensation to which Mr. Hinton was previously entitled if he were to voluntarily terminate his employment without “good reason” (as defined in his employment agreement) equal to one times the sum of the highest base salary during his employment term plus the average cash flow bonus awarded for the three fiscal years immediately preceding termination, provided Mr. Hinton’s non-competition covenant would terminate (although his confidentiality obligations will continue) if he voluntarily terminated his employment without good reason and thus received no severance compensation;

•	modifying the severance arrangement for Mr. Hinton resulting from a change in control to a “double trigger” arrangement from the prior “single trigger” arrangement, so that he would only receive his severance compensation if he terminates his employment for “good reason” (rather than for any or no reason, as previously provided) or is terminated by us without “cause” (as defined in his employment agreement) within three years after a change in control, provided that Mr. Hinton’s non-competition covenant would terminate (although his confidentiality obligations will continue) after a change in control if he voluntarily terminated his employment without good reason and thus received no severance compensation; and

•	providing for a cash payment to Mr. Hinton in the amount of $550,000 as compensation for the modification of his employment agreement with respect to the severance arrangements described above.
     The Compensation Committee recommended, and the board approved, these amendments to Mr. Hinton’s employment agreement in order to serve the best interests of our company and our stockholders by adjusting Mr. Hinton’s compensation arrangements to reflect what the Compensation Committee and the board consider to be good pay practices and to reflect levels and incentives that will further motivate Mr. Hinton to maximize the performance and financial success of the Company and align his interests with the Company’s stockholders. In addition, the Compensation Committee believed that these amendments, and the modification of the vesting conditions to his 2007 restricted stock award, were necessary and appropriate compensation measures to restore and enhance Mr. Hinton’s performance incentives because the Compensation Committee does not intend to grant any further equity awards to Mr. Hinton during 2010 or 2011.
     The amendments to Mr. Hinton’s employment agreement are reflected in the Second Amended and Restated Employment and Non-Competition Agreement for Mr. Hinton, which is filed as Exhibit 10.1 to this Report and incorporated herein by this reference. The foregoing description of Mr. Hinton’s Employment Agreement is qualified in its entirety by reference to, and should be read in conjunction with, such exhibit.
     A summary and discussion of the employment agreements of the named executive officers is contained below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”
     Limitations on Tax Deductibility of Executive Compensation Under Section 162(m)
     From time to time, we review and consider the tax and accounting laws, rules and regulations that may affect our compensation programs. However, the tax and accounting treatment of compensation has not been a significant factor in determining the amounts and types of compensation for our named executive officers.
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s chief executive officer and the three other most highly compensated named executive officers excluding the chief executive officer. However, qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. In the event that the Compensation Committee considers approving salary or bonus compensation in the future that could exceed the $1 million deductibility threshold, it will consider what actions, if any, should be taken to make such compensation deductible. From time to time, certain compensation that the Compensation Committee may approve may not meet the requirements of Section 162(m) and, therefore, amounts in excess of $1 million paid under that plan may not be deductible by us. The board of directors and the Compensation Committee reserve the authority to award non-deductible compensation in such circumstances as they deem appropriate.
     Recovery of Incentive Compensation in the Event of Financial Restatement
     We have adopted a policy authorizing our board or the Compensation Committee, in its discretion, to recover any bonus, incentive award or other compensation paid to any of our officers, including our named executive officers, if the financial results or operating metrics upon which such compensation were based were restated due to the gross negligence or intentional misconduct of the officer. In addition, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to any material noncompliance with any financial reporting requirement under the federal securities laws, as a result of misconduct, our Chief Executive Officer and Chief Financial Officer are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation he or they receive from us during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement, as well as any profits they realized from the sale of securities during this 12-month period.
     Stock Ownership Guidelines
     We have always strongly encouraged our officers and directors to maintain a significant equity stake in our company and to align their interests with those of our stockholders, and in general they have done so. In 2008, we adopted stock ownership guidelines that specify minimum stock ownership levels for our directors, executive officers and certain key employees. Our board believes that ownership by such persons of a meaningful financial stake in our company serves to more closely align their interests with the interests of our stockholders.
     The stock ownership guideline for our Chief Executive Officer is three times his base salary, meaning ownership of shares of our common stock with a value equal to three times his base salary. The stock ownership guideline for all our other executive officers and for employees who report directly to our Chief Executive Officer is one times base salary. The stock ownership guideline for our directors is three times their annual retainer. Our directors and executive officers have until the later of December 31, 2012 (December 31, 2014 for the other key employees subject to these guidelines) or five years after they become subject to these guidelines to achieve their applicable stock ownership requirements. Beginning in 2012, compliance with the guidelines will be tested as of each year-end, and until then the Compensation Committee will monitor the progress of our directors, officers and key employees in reaching those guidelines. Shares counted towards achievement of these stock ownership guidelines include shares owned outright, plus restricted shares subject to vesting based upon time or service-based conditions. Unvested stock options and restricted shares subject to performance-based vesting conditions will not count towards achievement of the guidelines. The value of shares owned will be determined by utilizing the closing sale price of our common stock on the date of determination.
     Insider Trading Policy
     We have adopted an insider trading policy, which among other things restricts hedging the economic risk of common stock ownership. Directors, officers and key employees subject to our insider trading policy are discouraged from engaging in any short-term or speculative transactions regarding our common stock and are prohibited, except in certain circumstances where the amount is insignificant, from holding our common stock in a margin account or pledging our shares to secure a loan. In addition, our directors, executive officers and key employees subject to our insider trading policy are not permitted to purchase and sell, or sell and purchase, our common stock within any six month period, or to make any short sales of our common stock.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
Compensation Committee
John A. (Andy) Miller, Chairman
Anthony D. Pell
Kevin P. Collins
Thomas J. Madden III (appointed in April 2009)
Compensation Policies and Practices as Related to Risk Management
     Our Compensation Committee has discussed and, with the assistance of Cook, evaluated the concept of risk as it relates to our compensation policies and practices for our executives and employees. As part of the evaluation process, the Compensation Committee engaged in a compensation risk assessment to identify policies or practices that inherently encourage risk-taking behaviors and determine whether such policies or practices are reasonably likely to have a material adverse effect on us. Based on such evaluation and assessment, the Compensation Committee has concluded that, when viewed as a whole, our compensation policies and practices do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on us. A number of our compensation practices and policies are specifically designed to mitigate against excessive risk taking by our executives and other employees, including rigorous independent Compensation Committee oversight of executive compensation programs, limits on compensation incentive payouts, a stock ownership policy, an insider trading policy which prohibits hedging in our securities, an equity grants policy that restricts the timing and pricing of equity awards, a balanced compensation program consisting of both cash and equity including short and long-term incentives corporate and individual performance and financial and non-financial performance, multiple year vesting periods in equity award grants, a recoupment policy that allows the Compensation Committee to seek the return of compensation under certain circumstances if our financial statements are restated, a strict set of internal control over financial reporting designed to keep the calculation of financial measures from being susceptible to manipulation including providing annual incentives to Vice President of Financial Reporting, Controller and Principal Accounting Officer that is intentionally separate from the other named executive officers and not specifically tied to financial performance, and base salaries that provide meaningful compensation levels without requiring excessive risk-taking.

Summary Compensation Table
     The following table sets forth information relating to the total compensation earned for services rendered to us in all capacities by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) the only other person who was serving as an executive officer during fiscal 2009. We refer to these persons as our named executive officers.

						Non-Equity
						Incentive Plan	All Other
				Stock	Option	Compensation	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Awards($)(2)	Awards($)(3)	($)(4)	($)(5)		Total ($)
Sidney Hinton (6)	2009	485,000	0	478,200	0	0	583,608		1,546,808
President and	2008	485,000	0	0	0	800,625	39,598		1,325,223
Chief Executive Officer	2007	438,462	0	4,442,400	0	654,782	2,035,507	(7)	7,571,151

Christopher T. Hutter (8)	2009	300,000	0	19,925	0	0	31,108		351,033
Executive Vice President and	2008	275,000	96,250	0	24,725	0	26,159		422,134
Chief Financial Officer	2007	5,288	0	217,530	0	0	0		222,818

Gary J. Zuiderveen (9)	2009	205,000	0	15,940	0	0	5,666		226,606
Vice President of Financial	2008	195,000	48,750	0	14,835	0	11,073		269,658
Reporting, Controller and	2007	166,250	33,750	174,000	0	0	10,409		384,409
Principal Accounting Officer

(1)	The amounts in this column reflect discretionary bonuses awarded by the Compensation Committee and paid to Messrs. Hutter and Zuiderveen. These amounts do not include any awards for 2009 because payment of those awards was waived by the named executive officers.

(2)	In 2007, we granted restricted stock awards to Messrs. Hinton, Hutter and Zuiderveen that included performance shares with vesting conditions tied to financial goals through 2011, and in 2009 we amended the financial goals related to the performance shares tied to vesting goals for 2009 through 2011. The amounts in this column for 2007 reflect the aggregate grant date fair value of the 2007 stock awards, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, based on the closing sale price of our common stock on the date of grant and the probable outcome as of the date of grant of the relevant performance goals applicable to the performance shares awarded. The amounts in this column for 2009 reflect the incremental fair value of the modified stock awards, computed in accordance with FASB ASC Topic 718, based on the closing sale price of our common stock on the date of modification and the probable outcome as of the date of modification of the relevant performance goals applicable to the performance shares modified. The amounts shown as the grant date fair value of the stock awards include only performance shares for which vesting was a probable outcome as of the grant date or the modification date. The maximum value of these stock awards, equal to the grant date or modification date fair value of all shares awarded or modified assuming all performance goals applicable to all performance shares that were awarded or modified would be met, were as follows: for Mr. Hinton — $3,702,000 in 2007 and $1,434,600 in 2009; for Mr. Hutter - $181,250 in 2007 and $59,775 in 2009; and for Mr. Zuiderveen — $145,000 in 2007 and $47,820 in 2009. The amounts shown in this column are not necessarily indicative of the actual value that will be realized with respect to such awards.

(3)	We granted awards of stock options to Messrs. Hutter and Zuiderveen in 2008. The amounts in this column reflect the aggregate grant date fair value of those option awards computed in accordance with FASB ASC Topic 718. The grant date fair value of each option grant is computed based upon the assumptions included in note 14, “Share-Based Compensation,” to our audited consolidated financial statements for fiscal 2009 included in our Annual Report on Form 10-K filed with the SEC on March 11, 2010, excluding the impact of estimated forfeitures related to service-based vesting conditions. The amounts shown in this column are not necessarily indicative of the actual value that will be realized with respect to such awards.

(4)	The amounts in this column reflect cash payments made to Mr. Hinton under his employment agreement as in effect prior to December 2009 under a formula based upon the cash flow from operations of our PowerSecure subsidiary for the applicable year. These amounts do not include the award by the Compensation Committee for 2009 based on that same formula because payment of that award was waived by Mr. Hinton.

(5)	The amounts in this column include the amounts we paid to or accrued on behalf of the named executive officers in fiscal 2009 related to the following:

				Long-Term
	401(k)	Group		Disability		Health
	Matching	Term Life Insurance		Insurance		Insurance
Name	Contributions($)	Premiums($)		Premiums($)		Premiums($)	Perquisites($)		Other($)
Sidney Hinton	2,238	6,546	(a)	5,552	(a)	10,602	8,670		550,000	(b)
Christopher T. Hutter	1,325	910		6,271	(c)	10,602	12,000	(d)	0
Gary J. Zuiderveen	900	910		285		3,571	0		0

(a)	For Mr. Hinton, the amount listed under Group Term Life Insurance Premiums includes the premium we paid for an additional life insurance policy for his benefit, and the amount listed under Long-Term Disability Insurance Premiums includes the premium we paid for a separate long-term disability insurance policy for his benefit, both as provided in his employment agreement.

(b)	This is the amount paid to Mr. Hinton in connection with the amendment of his employment agreement to eliminate his receipt of a severance upon certain termination events.

(c)	For Mr. Hutter, the amount listed under Long-Term Disability Insurance Premiums includes the premium we paid on a separate long-term disability insurance policy for his benefit.

(d)	The sole perquisite for Mr. Hutter is a monthly car allowance.

(6)	Mr. Hinton was appointed as our President and Chief Executive Officer, in addition to his positions as President and Chief Executive Officer of our PowerSecure subsidiary, on April 16, 2007. These amounts include compensation paid for all services in all capacities to us in the fiscal years indicated.

(7)	This amount includes $1,978,000, which was the amount of premiums we paid in 2007 in order to purchase an annuity policy for the benefit of Mr. Hinton. Under the terms of his employment agreement, Mr. Hinton will receive, after retirement, assuming his employment with us continues through August 15, 2012 (or is earlier terminated under certain circumstances set forth in his employment agreement), monthly annuity payments equal to $2,000 per year of service to us from 2000 through the date of termination, capped at $20,000 per month, beginning at age 58, provided Mr. Hinton may elect to take reduced annuity payments, beginning at age 53.

(8)	Mr. Hutter was appointed as our Vice President and Chief Financial Officer upon joining us on December 10, 2007, and was promoted to the positions of our Executive Vice President and Chief Financial Officer on March 4, 2010.

(9)	Mr. Zuiderveen served as our Chief Financial Officer from April 16, 2007 until December 10, 2007, and also served as our Vice President throughout 2007. These amounts include compensation paid to Mr. Zuiderveen for all his services to us in all capacities in the fiscal years indicated.

Grants of Plan-Based Awards in Fiscal 2009
     The following table sets forth information regarding plan-based awards and other stock awards granted to our named executive officers in fiscal 2009. We modified certain prior restricted stock awards held by, but did not grant any stock options or any new restricted stock awards to, our named executive officers during fiscal 2009.

		Estimated Future Payouts			All Other Stock
		Under Non-Equity Incentive			Awards: Number of	Grant Date Fair
		Plan Awards(1)			Shares of Stock or	Value of Stock and
	Grant	Threshold	Target	Maximum	Units	Option Awards
Name	Date	($)	($)	($)	(#)(2)	($)(2)
Sidney Hinton	N/A	479,000	800,625	—	—	—
	12/17/09	—	—	—	180,000	478,200
Christopher T. Hutter	12/17/09	—	—	—	7,500	19,925
Gary J. Zuiderveen	12/17/09	—	—	—	6,000	15,940

(1)	Under the formula set forth in a provision in his employment agreement before it was amended, Mr. Hinton was entitled to receive incentive compensation equal to 7% of the cash flow from operations of our PowerSecure subsidiary in fiscal 2009. However, Mr. Hinton waived his rights to receive any cash bonus or incentive payment for 2009 under that provision, and that provision was eliminated in connection with the amendment of his employment agreement in December 2009. Such bonus was conditioned upon the operating income of our PowerSecure subsidiary for 2009 achieving or exceeding a threshold of at least $5.1 million, which under the formula was equal to the operating income threshold for 2007 increased by 25% per year. The amount in the column for the threshold payout is equal to 7% of the cash flow from operations of our PowerSecure subsidiary at such operating income threshold level, and there is no specific target payout and no maximum payout. In accordance with SEC rules, the target amount for Mr. Hinton set forth in this table is the amount of payout that Mr. Hinton would have been awarded for fiscal 2009 if the fiscal 2009 cash flow from operations of our PowerSecure subsidiary was equal to its fiscal 2008 cash flow from operations.

(2)	In 2007, we granted restricted stock awards to Messrs. Hinton, Hutter and Zuiderveen that included performance shares with vesting conditions tied to financial goals through 2011. In 2009, the Compensation Committee approved the modification of the financial goals related to the performance shares tied to vesting goals for 2009 through 2011. These amounts relate to the performance shares as to which the performance goals were modified in 2009. We did not grant any new equity awards to the named executive officers in 2009. The amounts shown reflect the incremental fair value of the modified stock awards, computed in accordance with FASB ASC Topic 718, based upon the closing sale price of our common stock on the date of modification and the probable outcome as of the date of modification of the relevant performance goals applicable to the performance shares modified. The amounts shown as the grant date fair value of the stock awards include only performance shares for which vesting was a probable outcome as of the modification date. The maximum value of these stock awards, equal to the modification date fair value of all performance shares modified assuming all performance goals applicable to all performance shares that were modified would be met, were as follows: $1,434,600 for Mr. Hinton; $59,775 for Mr. Hutter; and $47,820 for Mr. Zuiderveen. The amounts shown in this column are not necessarily indicative of the actual value that will be realized with respect to such awards.

Outstanding Equity Awards at 2009 Fiscal Year-End
     The following table sets forth information regarding the outstanding equity awards, consisting of stock options and unvested restricted stock, held by our named executive officers as of December 31, 2009.

					Stock Awards
								Equity Incentive
							Equity Incentive	Plan Awards:
							Plan Awards:	Market or Payout
	Option Awards						Number of	Value
		Number of			Number of	Market Value	Unearned Shares,	of Shares,
	Number of Securities	Securities			Shares or	of Shares or	Units or Other	Units or Other
	Underlying	Underlying			Units of	Units of Stock	Rights	Rights
	Unexercised	Unexercised	Option		Stock That	That	That	That
	Options	Options	Exercise	Option	Have	Have Not	Have Not	Have Not
	(#)	(#)	Price	Expiration	Not Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable(1)	($)	Date(2)	(#)(3)	($)(4)	(#)(5)	($)(4)
Sidney Hinton	20,000	—	6.88	6/15/10	—	—	—	—
	125,000	—	1.50	6/19/11	—	—	—	—
	25,000	—	4.22	9/26/15	—	—	—	—
	25,000	—	6.65	12/05/15	—	—	—	—
	—	—	—	—	300,000	2,163,000	180,000	1,297,800

Christopher T. Hutter	2,500	10,000	3.56	12/03/18	—	—	—	—
	—	—	—	—	12,500	90,125	7,500	54,075

Gary J. Zuiderveen	10,000	—	1.50	7/27/11	—	—	—	—
	25,000	—	3.06	2/04/15	—	—	—	—
	10,000	—	6.65	12/05/15	—	—	—	—
	1,500	6,000	3.56	12/03/18	—	—	—	—
	—	—	—	—	10,000	72,100	6,000	43,260

(1)	These unexercisable options, which are options that had been granted but had not vested as of December 31, 2009, vest in five equal annual installments of 20% of such shares, commencing on the first anniversary of the date of grant, which was December 3, 2008.

(2)	The right to exercise these stock options terminates the earlier of the Option Expiration Date listed in this column, 90 days after the termination of their service to us including service as an employee, director or consultant or one year after the date of their death or permanent disability.

(3)	Represents the number of shares of restricted stock awarded to each named executive officer with vesting based on service that had not vested as of December 31, 2009. These service shares vest five years after the date of grant (on August 15, 2012 for Mr. Hinton, and on December 10, 2012 for Messrs. Hutter and Zuiderveen), or earlier upon death, disability or a change in control.

(4)	The amounts in this column were computed by multiplying the number of shares of restricted stock that had not vested as of December 31, 2009, as reflected in the prior column, by the fair market value of those shares as of such date, based upon $7.21, the closing sale price of our common stock on such date, as reported on The NASDAQ Stock Market.

(5)	Represents the number of shares of restricted stock awarded to each named executive officer with vesting based on our performance that had not vested as of December 31, 2009. Subsequent thereto, 60,000 of the performance shares awarded to Mr. Hinton, 2,500 of the performance shares awarded to Mr. Hutter and 2,000 of the performance shares awarded to Mr. Zuiderveen became vested under December 2009 amendments to the restricted stock agreements that modified the vesting conditions of the performance shares so that the awards based on our 2009 performance would automatically vest in March 2010 upon the filing of our Annual Report on Form 10-K for fiscal 2009, and awards based on our 2010 and 2011 performance would vest based on modified performance metrics. For

Mr. Hinton, the performance shares vest in five equal annual installments, commencing after the end of fiscal 2007 based upon our fiscal 2007 performance and continuing until after the end of fiscal 2011 based upon our fiscal 2011 performance. This vesting is based upon us achieving a performance target each year. For each of fiscal years 2010 and 2011, the performance goal is that our consolidated net income must increase by 10% over our consolidated net income in the prior year. In the event that we fail to achieve the performance goal for any fiscal year, the performance restricted shares that did not vest for that fiscal year will vest in the subsequent fiscal year if we exceed by 10% the original performance goal for that subsequent fiscal year. In the event of a change in control, any unvested restricted shares (regardless of whether their vesting is tied to service or to performance) will immediately vest in full upon the effective date of the change in control. For Messrs. Hutter and Zuiderveen, these performance shares vest in four equal annual installments, which vesting commenced after the end of fiscal 2008 based upon our fiscal 2008 performance and continues until after the end of fiscal 2011 based upon our fiscal 2011 performance. The performance goals for fiscal years 2010 and 2011 for the performance shares awarded to Messrs. Hutter and Zuiderveen are the same performance goals that apply to the performance shares awarded to Mr. Hinton for those years.
Option Exercises and Stock Vested in Fiscal 2009
     The following table sets forth information regarding the exercise of stock options by, and the vesting of restricted stock held by, the named executive officers in 2009.

	Option Awards		Stock Awards(1)
	Number of Shares	Value	Number of Shares
	Acquired on	Realized on Exercise	Acquired on Vesting	Value Realized on
Name	Exercise (#)	($)(2)	(#)	Vesting ($)(3)
Sidney Hinton	—	—	60,000	255,000
Christopher T. Hutter	—	—	2,500	10,625
Gary J. Zuiderveen	10,000	19,600	2,000	8,500

(1)	The amounts in these columns reflect shares of restricted stock subject to performance-based vesting conditions that vested during 2009 because our fiscal 2008 financial performance satisfied the performance goal applicable to those shares. The material terms of these restricted stock awards, including their vesting conditions, are described above under “—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation.” Does not reflect shares of restricted stock that were withheld for tax withholding purposes at the election of Mr. Hinton (19,470 shares) and of Mr. Hutter (811 shares).

(2)	Based upon the difference between the fair market value of our common stock on the date these shares were exercised, which was equal to the closing sale price of our common stock on such date as reported on The NASDAQ Stock Market, and the applicable exercise price of the stock option.

(3)	Based upon the fair market value of our common stock on the date these shares of restricted stock vested, which was equal to the closing sale price of our common stock on such date as reported on The NASDAQ Stock Market.

Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control
     Pension Benefits
     We do not provide pension arrangements for our named executive officers or for our employees, except for the annuity arrangement in Mr. Hinton’s employment agreement described below. Our named executive officers are eligible to participate in our 401(k) defined contribution plan. We contribute to each participant in our 401(k) plan a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $6,900. All of our named executive officers participated in our 401(k) plan during fiscal 2009. From February 2009 through January 2010, we discontinued making any matching contributions in our 401(k) plan to our named executive officers, although they were still eligible to participate in our 401(k) plan otherwise.
     Non-Qualified Deferred Compensation
     We do not provide any non-qualified deferred contribution plans or other deferred compensation plans. In the future, the Compensation Committee may elect to provide our officers and other employees with non-qualified deferred contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.
     Employment Agreements
     Sidney Hinton. On August 15, 2007, we entered into an employment and non-competition agreement with Sidney Hinton as our President and Chief Executive Officer, replacing and superseding Mr. Hinton’s previous employment agreement, dated as of November 1, 2005, with our PowerSecure subsidiary. On December 31, 2008, we entered into an amended and restated employment agreement with Mr. Hinton for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A without modifying the substantive provisions of Mr. Hinton’s base salary, bonus plans, equity awards or term of employment. On December 17, 2009, we amended and restated Mr. Hinton’s employment agreement, in order to extend the term of Mr. Hinton’s employment and to modify certain other terms and conditions of his employment and compensation thereunder. The key terms of Mr. Hinton’s employment agreement, as most recently amended and restated, are as follows:
•	The term of Mr. Hinton’s employment will continue until December 31, 2015, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Hinton gives 30 days prior written notice of termination.

•	Mr. Hinton’s base salary is fixed at $550,000 per year, subject to annual upward adjustments at the discretion of the board (through the Compensation Committee).

•	Mr. Hinton’s prior annual bonus arrangement, which was based on the adjusted cash flow from operations of our PowerSecure subsidiary, has been eliminated and replaced with an annual incentive plan to be based on such factors, metrics and terms as the Compensation Committee establishes each year, based on the circumstances and goals at the time, with an annual bonus target equal to no less than Mr. Hinton’s annual base salary at the time.

•	Mr. Hinton was granted 600,000 shares of restricted stock in August 2007, pursuant to a restricted stock agreement, that vest as follows:
•	A total of 300,000 shares vest in their entirety on August 15, 2012, five years after the grant date, provided Mr. Hinton remains employed with us on such date.

•	The other 300,000 shares, the performance shares, have a vesting schedule over five equal annual installments that commenced after the end of fiscal 2007, based on us achieving a performance target each year relating to our income from continuing operations. As of the date of this proxy statement, a total of 180,000 performance shares have vested and the vesting of the remaining 120,000 performance shares will depend on whether the fiscal 2010 and fiscal 2011 performance goals were achieved.
•	We have purchased a $5 million term life insurance policy for the sole benefit of Mr. Hinton’s beneficiaries.

•	Mr. Hinton is entitled to receive a company vehicle, one country club membership and all other standard employee benefits consistent with other executive officers and commensurate with his positions.

•	Mr. Hinton is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including, but not limited to, a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•	Mr. Hinton is prohibited from competing with our business for a period of three years after the termination of his employment by us without cause or by Mr. Hinton for good reason. The employment agreement also contains certain restrictions on Mr. Hinton’s use of confidential information and use of inventions and other intellectual property.

•	After retirement, assuming Mr. Hinton’s employment with us continues through August 8, 2012, Mr. Hinton will receive monthly annuity payments equal to $1,500 per year of service to us from 2000 through the date of termination, capped at $20,000 per month, beginning at age 53, provided Mr. Hinton may elect upon five years notice to not begin taking annuity payments until a later age (up to age 58), in which case such monthly annuity payments will be equal to an amount up to $2,000 per year of service, still capped at $20,000 per month. We have purchased an annuity policy from a third party to help us satisfy our obligation to make these payments.
     Christopher T. Hutter. On December 10, 2007, we entered into an employment and non-competition agreement with Christopher T. Hutter, who on that date joined our company and was appointed as our Vice President and Chief Financial Officer. Mr. Hutter’s employment agreement sets forth the terms and conditions of Mr. Hutter’s employment with us. On December 31, 2008, we entered into an amended and restated employment agreement with Mr. Hutter for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A. These amendments modified only the severance provisions of Mr. Hutter’s employment agreement as required to achieve compliance with Section 409A and did not affect or modify Mr. Hutter’s base salary, bonus plans, equity awards or term of employment. The key terms of Mr. Hutter’s employment agreement, as amended and restated, are as follows:
•	The term of Mr. Hutter’s employment will continue until December 10, 2012, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Hutter gives 90 days prior written notice of termination.

•	Mr. Hutter’s base salary was set at $275,000 per year (increased to $300,000 for 2009), subject to annual upward adjustments at the discretion of the board (through the Compensation Committee).

•	Mr. Hutter will be eligible to receive a bonus in a target amount of 35% (which for 2010 has been increased to 50%) of his base salary, as from time to time in effect, for excellent service, based upon the achievement of such performance goals as shall be established annually by the Compensation Committee based in part upon the recommendation of our Chief Executive Officer.

•	Mr. Hutter was granted 25,000 shares of restricted stock in December 2007, pursuant to a restricted stock agreement, that vest as follows:
•	2,500 restricted shares vested on the date of grant.

•	An additional 12,500 restricted shares will “cliff vest” in their entirety on December 10, 2012, five years after the grant date, provided Mr. Hutter remains employed with us on such date.

•	The remaining 10,000 shares, performance shares, have a vesting schedule over four equal annual installments that commenced after the end of fiscal 2008, based on us achieving a performance target each year relating to our income from continuing operations, which are the same targets set for Mr. Hinton’s performance shares for those years. As of the date of this proxy statement, a total of 5,000 performance shares have vested and the vesting of the remaining 5,000 performance shares will depend on whether the fiscal 2010 and fiscal 2011 performance goals were achieved.
•	Mr. Hutter is entitled to either the use of a company vehicle or the receipt of a vehicle allowance, reimbursement of relocation costs and other standard employee benefits consistent with other executive officers and commensurate with his positions.

•	Mr. Hutter is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including, but not limited to, a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•	Mr. Hutter is prohibited from competing with our business for a period of two years after the termination of his employment, if he receives a full severance package, or for a period of one year otherwise. Mr. Hutter’s employment agreement also contains certain restrictions on Mr. Hutter’s use of confidential information and use of inventions and other intellectual property.

     Gary J. Zuiderveen. In April 2007, we entered into an employment and non-competition agreement with Gary J. Zuiderveen, who was then our Vice President, interim Chief Financial Officer, Principal Accounting Officer and Controller. On December 10, 2007, in connection with the transition of the Chief Financial Officer position to Mr. Hutter, the board appointed Mr. Zuiderveen to serve as our Vice President of Financial Reporting, Controller, Principal Accounting Officer, Assistant Treasurer and Secretary and adopted amendments to Mr. Zuiderveen’s employment agreement. On December 31, 2008, we entered into an amended and restated employment agreement with Mr. Zuiderveen for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A. These amendments modified only the severance provisions of Mr. Zuiderveen’s employment agreement as required to achieve compliance with Section 409A and did not affect or modify Mr. Zuiderveen’s base salary, bonus plans, equity awards or term of employment. The key terms of Mr. Zuiderveen’s employment agreement, as amended and restated, are as follows:
•	The term of Mr. Zuiderveen’s employment will continue until December 10, 2012, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Zuiderveen gives 90 days prior written notice of termination.

•	Mr. Zuiderveen’s base salary was set at $195,000 per year (increased to $205,000 for 2009), subject to annual upward adjustments at the discretion of the board (through the Compensation Committee).

•	Mr. Zuiderveen shall be eligible to receive a bonus in a target amount of 25% (which for 2010 has been increased to 35%) of his base salary, as from time to time in effect, for excellent service, based upon the achievement of such performance goals as are established annually by the Compensation Committee based in part upon the recommendation of our Chief Executive Officer.

•	Mr. Zuiderveen was granted 20,000 shares of restricted stock in December 2007, pursuant to a restricted stock agreement, that vest as follows:
•	2,000 restricted shares vested on the date of grant.

•	An additional 10,000 restricted shares will “cliff vest” in their entirety on December 10, 2012, five years after the grant date, provided Mr. Zuiderveen remains employed with us on such date.

•	The remaining 8,000 shares, performance shares, have a vesting schedule over four equal annual installments that commenced after the end of fiscal 2008, based on us achieving a performance target each year relating to our income from continuing operations, which are the same targets set for Mr. Hinton’s performance shares for those years. As of the date of this proxy statement, a total of 4,000 performance shares have vested and the vesting of the remaining 4,000 performance shares will depend on whether the fiscal 2010 and fiscal 2011 performance goals were achieved.
•	Mr. Zuiderveen is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including, but not limited to, a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•	Mr. Zuiderveen is prohibited from competing with our business for a period of two years after the termination of his employment. Mr. Zuiderveen’s employment agreement also contains certain restrictions on Mr. Zuiderveen’s use of confidential information and use of inventions and other intellectual property.
     Potential Payments Upon Termination or Change in Control
     The information below discusses the compensation payable to each of the named executive officers employed with us on December 31, 2009, in the event of the termination of such executive’s employment under different circumstances, such as involuntary termination without cause, voluntary termination with good reason, involuntary termination with cause, voluntary termination without good reason, termination upon or following a change in control, termination upon the expiration of the employment term without renewal, death and disability. We have entered into employment agreements with all of our named executive officers. These employment agreements provide for certain severance arrangements upon the termination of employment, including following a change in control. Under these severance arrangements, the severance is payable upon or after a change in control only if the officer’s employment terminates within three years thereafter because the employee is terminated by our successor without “cause” or by employee for “good reason” (for Messrs. Hinton and Zuiderveen) or for any reason (for Mr. Hutter), as such terms are defined in the named executive officer’s respective employment agreements.
     Sidney Hinton. Under Mr. Hinton’s employment agreement, which is described above under "—Employment Agreements—Sidney Hinton,” Mr. Hinton will receive certain compensation upon the termination of his employment, including upon or after a change in control of us or of our PowerSecure subsidiary. However, if Mr. Hinton is deemed to be a “specified employee” for Section 409A purposes at the time of the termination of his employment, then no severance amounts will payable to him until six months and one day after the date of the termination, with catch-up payments after that period.
     In the event of the termination of Mr. Hinton’s employment by us without “cause” or by Mr. Hinton with “good reason” (as those terms are defined in his employment agreement), then Mr. Hinton would be entitled to the following:
•	a severance amount equal to three times the sum of (i) his highest base salary in effect during his employment term, plus (ii) the greater of (A) the average of the cash flow bonus awarded to him for the prior three fiscal years, or (B) the average of the cash flow bonus awarded to him for the prior two fiscal years and the cash flow bonus that would have been awarded to Mr. Hinton for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year (which bonus component, in either case, will be no less than one time and no more than two times the base salary amount in (i)), payable over the 36 months after the date of termination;

•	the vesting of (i) the entire time-based portion of his restricted stock award, and (ii) any performance shares that would have been earned assuming the performance goal is met in the year of termination;

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of three years; and

•	the vesting of his right to receive monthly annuity payments, commencing at or after age 53 (but, if Mr. Hinton terminates his employment with good reason, only if the termination of employment occurs after August 8, 2012).
     In the event of the termination of Mr. Hinton’s employment, either by us or our successor without cause or by Mr. Hinton for good reason, within three years after a change in control of either us or our PowerSecure subsidiary, then Mr. Hinton would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance-based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.
     In the event of the termination of Mr. Hinton’s employment upon his death or by us for cause or by Mr. Hinton voluntarily without good reason, then Mr. Hinton would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, although in the event of Mr. Hinton’s death his beneficiaries would receive the benefits of a $5 million life insurance policy and all restricted shares (regardless of whether vesting is time-based or performance-based) held by him at that time would automatically vest.
     In the event of the termination of Mr. Hinton’s employment due to his permanent disability or upon the expiration without renewal of his employment agreement, then Mr. Hinton would be entitled to receive the following:
•	one-third of the full severance amount (in other words, one times the sum of his last base salary and his average bonus over the prior three years), payable over the 12 months following the date of termination, if the termination is due to permanent disability or expiration of the employment agreement, and payable over the 36 months following the date of termination, if due to voluntary termination by Mr. Hinton without good reason;

•	the vesting of his right to receive monthly annuity payments, commencing at or after age 53, but only if the termination of employment occurs after August 8, 2012;

•	in the event of disability, all restricted shares (regardless of whether vesting is time-based or performance based) held by him at that time would automatically vest; and

•	in the event of disability, the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of three years.
     Christopher T. Hutter. Under Mr. Hutter’s employment agreement, which is described above under “—Employment Agreements—Christopher T. Hutter,” Mr. Hutter will receive certain compensation upon the termination of his employment, including upon or after a change in control.
     In the event of the termination of Mr. Hutter’s employment by us without “cause” (as such term is defined in his employment agreement), then Mr. Hutter would be entitled to the following:
•	a severance amount equal to two times his highest base salary in effect during his employment term, payable over the 24 months after the date of termination;

•	a separation bonus equal to two times the greater of (i) the average annual bonus awarded to him for the prior three fiscal years, or (ii) the average of the annual bonus awarded to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year (which separation bonus will be no greater than the severance amount), payable pro rata from the date of termination of employment through March 14 of the following calendar year;

•	the vesting of (i) all of the time-based portion of his restricted stock award, and (ii) any performance shares that would have been earned assuming the performance goal is met in the year of termination; and

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of two years.
     In the event of the termination of Mr. Hutter’s employment, either by us or our successor without cause or by Mr. Hutter for any reason, within three years after a change in control, then Mr. Hutter would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.
     In the event of the termination of Mr. Hutter’s employment upon his death, by us for cause or by Mr. Hutter voluntarily, then Mr. Hutter would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, although in the event of Mr. Hutter’s death on or after July 1 of any year his beneficiaries would receive a prorated portion of any bonus, a “stub bonus,” that would have been earned by him during that year (but for his death) based on the bonus criteria for that year established by the board of directors, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance-based) held by him would automatically vest.
     In the event of the termination of Mr. Hutter’s employment due to his permanent disability or upon the expiration without renewal of his employment agreement, then Mr. Hutter would be entitled to receive the following:
•	one-half of the full severance amount, payable over the 12 months following the date of termination;

•	one-half the full separation bonus, payable pro rata from the date of termination of employment through March 14 of the following calendar year;

•	any stub bonus, if the termination of employment occurs on or after July 1 of any year;

•	in the event of disability, all restricted shares (regardless of whether vesting is time-based or performance based) held by him at that time would automatically vest; and

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of two years, in the event of disability, or one year, in the event of the expiration of his employment agreement.
     Gary J. Zuiderveen. Under Mr. Zuiderveen’s employment agreement, which is described above under “—Employment Agreements—Gary J. Zuiderveen,” Mr. Zuiderveen will receive certain compensation upon the termination of his employment, including upon or after a change in control.
     In the event of the termination of Mr. Zuiderveen’s employment by us without “cause” (as defined in his employment agreement), then Mr. Zuiderveen would be entitled to the following:
•	a severance amount equal to two times his base salary in effect upon the termination of his employment, payable over the 24 months after the date of termination;

•	a separation bonus equal to two times the greater of (i) the average annual bonus awarded to him for the prior three fiscal years, or (ii) the average of the annual bonus awarded to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year, payable pro rata from the date of termination of employment through March 14 of the following calendar year; and

•	the vesting of (i) all of the time-based portion of his restricted stock award, and (ii) any performance shares that would have been earned assuming the performance goal is met in the year of termination.
     In the event of the termination of Mr. Zuiderveen’s employment, either by us or our successor without cause or by Mr. Zuiderveen for good reason, within three years after a change in control, then Mr. Zuiderveen would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance-based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.
     In the event of the termination of Mr. Zuiderveen’s employment upon his death or permanent disability, by us for cause or by Mr. Zuiderveen voluntarily, then Mr. Zuiderveen would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance-based) held by him would automatically vest.
     In the event of the termination of Mr. Zuiderveen’s employment upon the expiration without renewal of his employment agreement, then Mr. Zuiderveen would be entitled to receive the severance amount, payable over the 24 months following the date of termination, and the separation bonus, payable pro rata from the date of termination of employment through March 14 of the following calendar year.

     Potential Payments Upon Termination of Employment Table. The information below shows the potential amount of compensation that would be payable to each of the named executive officers employed with us on December 31, 2009, in the event of the termination of such executive’s employment under the circumstances listed in the table. The amounts of compensation payable upon termination are estimates only and assume that such termination was effective as of December 31, 2009 and that all amounts earned through such time had been fully paid. The actual amounts to be paid out can only be determined at the time of such executive’s termination of employment from us.
Potential Payments Upon Termination of Employment Table

		Continuation		Acceleration
	Severance	of	Acceleration of	of
	Amount and	Employee	Restricted Stock	Stock		Total
	Separation Bonus	Benefits (1)	Award (2)	Options (3)	Other (4)	Termination Benefits
Name	($)	($)	($)	($)	($)	($)
Sidney Hinton
• Change in Control (5)	3,338,709	68,100	3,460,800	0	2,220,000	9,087,609
• Involuntary without Cause	3,338,709	68,100	2,595,600	0	2,220,000	8,222,409
• Voluntary with Good Reason	3,338,709	68,100	2,595,600	0	0	6,002,409
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (6)	0	0	3,460,800	0	0	3,460,800
• Disability	1,112,903	68,100	3,460,800	0	0	4,641,803
• Expiration of Term (7)	1,112,903	0	0	0	0	1,112,903

Christopher T. Hutter
• Change in Control (5)	771,250	35,566	144,200	36,500	0	987,516
• Involuntary without Cause	771,250	35,566	108,150	0	0	914,966
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (6)	0	0	144,200	0	0	144,200
• Disability	385,625	35,566	144,200	0	0	565,391
• Expiration of Term (7)	385,625	17,783	0	0	0	403,408

Gary J. Zuiderveen
• Change in Control (5)	489,600	9,532	115,360	21,900	0	636,392
• Involuntary without Cause	489,600	0	86,520	0	0	576,120
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (6)	0	0	115,360	0	0	115,360
• Disability	0	0	115,360	0	0	115,360
• Expiration of Term (7)	489,600	0	0	0	0	489,600

(1)	Based upon 2009 rates without giving any effect to rate and price increases.

(2)	Reflects the aggregate value of the shares of restricted stock that were unvested as of December 31, 2009 that would vest upon the occurrence of the respective event of termination (“accelerated restricted shares”), which aggregate value was calculated by multiplying (i) the fair market value of our common stock as of December 31, 2009, which was $7.21 per share based upon the last sale price of our common stock on December 31, 2009 as reported on The NASDAQ Stock Market, by (ii) the number of accelerated restricted shares. Assumes the performance goal for fiscal 2009 was achieved.

(3)	Reflects the aggregate value of in-the-money stock options that were unvested as of December 31, 2009 that would vest upon the occurrence of the respective event of termination (“accelerated options”), which aggregate value was calculated by multiplying (i) the amount by which the fair market value of our common stock as of December 31, 2009, which was $7.21 per share based upon the last sale price of our common stock on December 31, 2009 as reported on The NASDAQ Stock Market, exceeded the applicable exercise price of such accelerated options, by (ii) the number of accelerated options.

(4)	For Mr. Hinton, this is the value (as of December 31, 2009) of the annuity that was purchased by us to assist us with the funding of our annuity obligations in certain events as specified in his employment agreement, although Mr. Hinton cannot commence receiving payments under these annuity obligations until he reaches age 53 (or later, if he so elects).

(5)	Assuming the termination of the named executive officer’s employment within three years thereafter either for good reason (for Messrs. Hinton and Zuiderveen) or for any reason (for Mr. Hutter), as discussed above under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control—Employment Agreements.”

(6)	Does not include the proceeds of any life insurance policies funded by us and payable to the named executive officer’s beneficiaries upon death.

(7)	The expiration of the term of the employment agreements, for all the named executive officers, occurs after December 31, 2009, but for purposes of this table is assumed to occur December 31, 2009.
Equity Compensation Plan Information
     We have two equity incentive compensation plans that have been approved by our stockholders under which shares of our common stock have been authorized for issuance to our directors, officers, employees, advisors and consultants and awards had been made and were outstanding as of December 31, 2009:
•	our 1998 Stock Incentive Plan; and

•	our 2008 Stock Incentive Plan.
     In addition, during 2006 we issued stock options to newly hired non-executive employees outside of any equity compensation plan that had been approved by our stockholders, which are the only outstanding options granted under plans not approved by our stockholders.
     The following table contains information about the shares of our common stock that may be issued upon the exercise of options that were outstanding under our existing equity compensation plans as of December 31, 2009:

Number of
securities
remaining available
	Number of			for future issuance
	securities to be			under equity
	issued upon		Weighted-average	compensation plans
	exercise of		exercise price of	(excluding
	outstanding		outstanding	securities
	options, warrants		options, warrants	reflected in column
	and rights		and rights	(a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,547,035	(1)	$4.90	216,094	(2)

Equity compensation plans not approved by security holders	90,000		10.56	0

Total	1,637,035		$5.18	216,094	(2)

(1)	Represents options to purchase shares of common stock granted under our 1998 Stock Incentive Plan and our 2008 Stock Incentive Plan that were outstanding but unexercised as of December 31, 2009.

(2)	Represents shares of common stock available for issuance under our 2008 Stock Incentive Plan as of December 31, 2009, which counts each stock option as one share and each share of restricted stock as 1.5 shares. We cannot make any additional awards under our 1998 Stock Incentive Plan.

DIRECTOR COMPENSATION
     We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board. In setting the compensation for our directors, we consider the significant amount of time that directors spend fulfilling their duties to us, on both a board and committee level, as well as the skill-level required of members of the board. The Compensation Committee periodically reviews the compensation of our directors and, from time to time, recommends to the full board changes to the compensation of our directors. In addition, we have adopted stock ownership guidelines that require each non-employee director to own shares of our common stock with a market value of at least three times the annual retainer, commencing December 31, 2012. See “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.”
Compensation Arrangements
     Directors who are also officers or employees of us or any of our subsidiaries do not receive any additional compensation for serving on the board of directors or its committees. All directors are reimbursed for their out-of-pocket costs of attending meetings of the board and its committees. Our directors who were not also officers or employees of us or any of our subsidiaries, which we refer to as non-employee directors, receive a combination of cash, derived from a board retainer fee, committee chairmanships and committee attendance fees, and initial and annual grants of equity awards.
     During fiscal 2009, each non-employee director received a monthly retainer of $3,000 for his service on the board, plus a fee of $1,500 for each committee meeting attended. Only one fee for committee meeting attendance is paid per day regardless of how many committee meetings are attended that day. Our non-executive Chairman received an annual fee of $12,500 for his service in 2009, in addition to the other compensation paid to non-employee directors, which fee was increased to $15,000 for his service in 2010. The chairman of each committee of our board receives an annual fee of $7,500. We do not provide any life insurance, disability, health care coverage, retirement or pension plans or other benefits to our non-employee directors.
     In addition, each non-employee director receives an annual award of shares of restricted stock with an aggregate fair market value, based on the last sale price of our common stock on the date of grant, equal to $50,000, which award vests in four equal quarterly installments over the succeeding year. Each person who is first elected or appointed as a non-employee director will receive an initial award of restricted shares with a fair market value equal to $100,000, based upon the average closing sale price of our common stock over the 12 months preceding the grant date, which award will vest in three equal installments on the first, second and third anniversary of such grant.
     As of April 16, 2010, options to purchase 192,941 shares of common stock were outstanding to our current non-employee directors, at exercise prices ranging from $1.50 to $14.78 per share. See the Director Compensation Table below.
Director Compensation Table
     The following table summarizes the total compensation we paid to our non-employee directors for fiscal 2009:
Director Compensation for Fiscal 2009

	Fees Earned or Paid	Stock		All Other
	in Cash	Awards	Option Awards	Compensation	Total
Name(1)	($)	($)(2)(3)	($)	($)	($)
Anthony D. Pell (4)	100,000	50,000	—	—	150,000
Kevin P. Collins	90,000	50,000	—	—	140,000
John A. (Andy) Miller	91,500	50,000	—	—	141,500
Thomas J. Madden III	67,500	50,000	—	—	117,500

(1)	Sidney Hinton, who served as a director and executive officer during fiscal 2009, is not included in this table because he was our employee during fiscal 2009 and received no separate or additional compensation for his service on the board of directors. The compensation received by Mr. Hinton as our employee during fiscal 2009 is shown in the Summary Compensation Table under “Executive Compensation.”

(2)	The following table shows the number of unvested shares of restricted stock outstanding, and the number of shares of common stock that could be acquired upon the exercise of outstanding options, held by the non-employee directors as of December 31, 2009:

		Unvested Shares of
		Restricted
	Options Outstanding on	Stock Outstanding as of
Name(a)	December 31, 2009(b)	December 31, 2009(c)
Kevin P. Collins	87,026	5,377
Anthony D. Pell	95,915	5,377
John A. (Andy) Miller	15,000	5,377
Thomas J. Madden III	0	12,784

(a)	The outstanding options held by Mr. Hinton as of December 31, 2009 are shown in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation.” Mr. Briggs resigned from the board on October 16, 2008 so he is not included in the table below.

(b)	All options were fully vested as of December 31, 2009.

(c)	Represents only shares of restricted stock that had not vested as of December 31, 2009.

(3)	On June 1, 2009, each non-employee director was granted an annual director award of 10,753 shares of restricted stock, vesting in four equal quarterly installments over the next 12 months, and the grant date fair value of this award, as computed in accordance with ASC Topic 718, was $4.65 per share, based upon the last sale price of the common stock on the date of grant.

(4)	Includes the $12,500 fee paid to Mr. Pell as our non-executive Chairman of the Board during fiscal 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We have adopted a written policy regarding the review and approval of related person transactions. Under this policy, our Audit Committee, all the members of which are independent directors, must review any material transaction in which we are a participant and any related person has a direct or indirect material interest. The Audit Committee may approve the related person transaction if it determines that the transaction is on terms that are comparable to, or no less favorable to us than, terms that could be obtained from unaffiliated persons, and that the transaction is in or not inconsistent with the best interests of us and our stockholders. For purposes of this policy, related persons means our directors, officers, 5% stockholders, the immediate family members of any of the foregoing persons, and any firms, corporations, partnerships or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
     Jonathan Hinton, who is the son of Sidney Hinton, our President and Chief Executive Officer, was employed by our PowerSecure subsidiary as its Senior Vice President until he resigned in October 2008. Under the terms of his employment and non-competition agreement with us, Mr. J. Hinton was entitled to receive commissions based upon the gross margin of sales of projects, equipment and inventory generated by his primary sales efforts, which commissions are paid as we recognize revenues on the projects from the customers. He is entitled to continue to receive commissions based on projects generated by his sales efforts for which we record revenues and collect sales proceeds after his resignation.
     In August 2009, we entered into a distributorship and non-competition arrangement with Jonathan Hinton and Apex Controls, Inc., a company controlled by Mr. J. Hinton. Under this arrangement, we appointed Apex as our independent, non-exclusive distributor, primarily to sell and distribute our EfficientLights LED lighting solutions for refrigerated cases. In addition, this arrangement restricted Jonathan Hinton and Apex from competing with our other businesses through October 1, 2015. We have the right of first refusal to purchase Apex upon the proposed sale of 50% or more of the assets or equity of Apex, on the same basis as the proposed purchaser. In consideration for Apex’s services and the covenants and obligations of Apex and Mr. J. Hinton, we agreed to pay Apex a commission, on an as-collected basis, for sales of our products and services generated by Apex, as well as $200,000 for entering into the distributorship and non-competition arrangement and additional payments of $200,000 in January 2010 and $100,000 annually from 2011 through 2015. The distributorship and non-competition arrangement will continue until October 1, 2015, although it may be terminated earlier upon an unremedied breach or default or upon other adverse events related to Apex. Our payment obligations continue and could accelerate upon a sale of our PowerSecure subsidiary and terminate upon the death of Mr. J. Hinton. The distributorship and non-competition arrangement was approved by the Audit Committee. In 2009, we paid Mr. J. Hinton a total of $435,530 for commissions earned in accordance with his employment agreement, and we paid Mr. J. Hinton and Apex a total of $200,000 under the distributorship and non-competition arrangement.
     We have entered into indemnification agreements with each of our directors and our executive officers. These agreements require us to indemnify such persons against certain liabilities that may arise against them by reason of their status or service as our officers or directors, to the fullest extent permitted by Delaware law, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We maintain insurance policies covering our officers and directors under which the insurer has agreed to pay the amount of any claim made against the officers or directors that such officers or directors may otherwise be required to pay or for which we are required to indemnify such officers and directors, subject to certain exclusions and conditions, up to policy limits. We believe these agreements and insurance policies are necessary to attract and retain qualified individuals to serve as directors and executive officers.

AUDIT COMMITTEE REPORT
     The Audit Committee of the board of directors consists of four members of the board, each of whom is independent under our Standards of Director Independence, the current listing standards of The NASDAQ Stock Market and the applicable rules and regulations of the SEC. The Audit Committee operates under a formal written charter, which has been approved by the board of directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter of the Audit Committee is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
     Our management is responsible for the preparation, presentation and integrity of our financial statements and for establishing and maintaining the integrity of our accounting and financial reporting processes, including our system of internal control over financial reporting, the audit process and the process for monitoring compliance with laws and regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion and issuing a report as to the conformity of such financial statements with generally accepted accounting principles, as well as for issuing a report on the effectiveness of our internal control over financial reporting. The role of the Audit Committee is to assist the board of directors in fulfilling its responsibilities to monitor and oversee the quality and integrity of these financial reporting processes. Additionally, the Audit Committee has the sole authority to appoint, retain, fix the compensation of, and oversee our independent registered public accounting firm and to grant the prior approval of the nature and scope of and the fee arrangements for audit and permitted non-audit services by our independent registered public accounting firm.
     In discharging its oversight responsibilities, the Audit Committee reviewed, and met and held discussions with management and with Hein & Associates LLP, our independent registered public accounting firm, regarding, our audited consolidated financial statements for the fiscal year ended December 31, 2009. The Audit Committee also discussed with Hein the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee met with Hein, with and without management present, to discuss and review the results of their examination of our financial statements and the overall quality, not just the acceptability, of our financial reports and accounting principles. The Audit Committee also considered and discussed with management and Hein other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.
     In addition, the Audit Committee received from Hein the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Hein their independence and considered the compatibility of non-audit services performed by Hein with their independence.
     Based upon the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission. In addition, the Audit Committee has appointed Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and recommends that stockholders ratify that appointment.
     The members of the Audit Committee are not professional accountants or members of a registered public accounting firm, and, as specified in its charter, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. In discharging its duties, the Audit Committee has relied on (i) management’s representation that our annual consolidated financial statements were prepared with integrity and objectivity and in accordance with generally accepted accounting principles, and (ii) the report of our independent registered public accounting firm with respect to such financial statements.

Audit Committee Anthony D. Pell, Chairman Kevin P. Collins John A. (Andy) Miller Thomas J. Madden III

INCORPORATION BY REFERENCE
     To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or incorporated into any other filing that we make with the SEC.
ANNUAL REPORT
     Our 2009 Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and includes our audited consolidated financial statements for the fiscal year ended December 31, 2009, accompanies this proxy statement but is not a part of this proxy statement or our proxy solicitation materials. We will provide, without charge, additional copies of our 2009 Annual Report to any stockholder upon receipt of a written request, addressed to PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, attention: Chief Financial Officer. In addition, our 2009 Annual Report to Stockholders is available electronically at www.edocumentview.com/powr.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5, and to furnish us with copies of all such reports that they file. Based solely upon our review of the copies of such forms received by us, we believe that, during fiscal 2009, all reports required by Section 16(a) to be filed by such persons were timely filed.
STOCKHOLDER PROPOSALS
     Stockholders may submit proper proposals for consideration at future stockholder meetings, if they comply with the requirements of federal and state laws and regulations and our amended and restated by-laws, which are summarized below.
Proposals to be Included in our Proxy Materials
     In order for a stockholder proposal to be considered for inclusion in our proxy materials for our 2011 annual meeting of stockholders, the written proposal must be received by our corporate secretary at our principal executive offices on or before December 17, 2010. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act, including the SEC regulations under Rule 14a-8. The timely submission of a stockholder proposal does not guarantee that it will be included in our proxy materials for the 2011 annual meeting of stockholders.
Other Proposals and Nominations
     Our by-laws establish advance notice procedures that a stockholder must comply with in order (i) to nominate persons for election to our board of directors at an annual meeting of stockholders or (ii) to bring other items of business before an annual meeting of stockholders that will not be included in our proxy materials pursuant to Rule 14a-8.
     Our by-laws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of the meeting given by or at the direction of our board of directors, (2) brought before the meeting by or at the direction of our board of directors, or (3) otherwise properly brought before the meeting by a stockholder who (a) was a stockholder of record both when such stockholder gave such notice and at the time of the annual meeting, (b) is entitled to vote at the annual meeting, and (c) complies with the notice procedures in our by-laws by delivering timely written notice to our corporate secretary, which notice must contain the information specified in our by-laws concerning the matters to be brought before such annual meeting and concerning the stockholder making the proposal. These by-law requirements are separate from the SEC requirements under Rule 14a-8 that a stockholder must comply with in order to have a stockholder proposal included in our proxy statement.

     These advance notice procedures require that, among other things, notice of a stockholder proposal of an item of business not intended to be included in our proxy statement must be submitted by a stockholder in writing to and received by our Secretary not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting, unless the date of the annual meeting is more than 30 days before or after the anniversary of the date of the preceding annual meeting, in which case we must receive the notice not later than 90 days before the date of the annual meeting or, if later, 10 days following the date on which public disclosure of the date of the annual meeting is first made. For stockholder proposals to be timely for our 2011 annual meeting, a stockholder must deliver written notice to our corporate secretary at our principal executive officers not earlier than January 30, 2011 and not later than March 1, 2011. However, if the date of our 2011 annual meeting is changed by more than 30 days from the anniversary date of the 2010 Annual Meeting, then the notice of the stockholder proposal must be received not later than 90 days before the date of the 2011 annual meeting or, if later, 10 days following the date on which public announcement of the date of the 2011 annual meeting is first made.
     In addition, our by-laws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, a stockholder must give timely notice of such nomination to our secretary at our principal executive offices, which notice must contain the information specified in our by-laws concerning the person to be nominated as a director and concerning the stockholder making the nomination. To be timely, such notice must be received by our secretary within the time period described in the paragraph above for stockholder proposals not intended to be included in our proxy statement. In addition, the proposed nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee.
     Only such business may be conducted at an annual meeting of stockholders as shall have been properly brought before the annual meeting in accordance with the procedures set forth in the advance notice provisions of our by-laws. The chairman of our 2011 annual meeting will have the discretion to determine if a nomination or another item of business proposed by a stockholder has been proposed in accordance with the procedures set forth in our by-laws, and if not, declare that the nomination or other item of business be disregarded. Only nominations for director and proposals of other items of business submitted in accordance with the advance notice provisions of our by-laws will be eligible for presentation at our 2011 annual meeting, and any matter not submitted in accordance with such provisions will not be considered or acted upon at our 2011 annual meeting.
     A copy of the relevant provisions of our by-laws regarding the requirements for making stockholder proposals and nominating director candidates may be obtained by a stockholder, without charge, upon written request to our corporate secretary at our principal executive offices.
Notice and Other Information
     All notices of nominations for director and proposals of other items of business by stockholders, whether or not to be included in our proxy materials, must be sent to us as follows:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, NC 27587
Attention: Investor Relations
     Any stockholder proposal must also comply with all other applicable provisions of our second restated certificate of incorporation and our by-laws, the Exchange Act (including the rules and regulations under the Exchange Act), and Delaware law. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. If we do not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the board of directors for the 2011 annual meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any proposal submitted outside of Rule 14a-8.

OTHER MATTERS
     As of the date of this proxy statement, the board of directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons appointed as proxies in the accompanying proxy card will have the discretionary authority to vote the shares represented by the proxy card in accordance with their best judgment.

By Order of the Board of Directors Sidney Hinton President and Chief Executive Officer
Wake Forest, North Carolina
April 28, 2010
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders To Be Held on June 8, 2010:
This proxy statement and our 2009 Annual Report to Stockholders are available at
www.edocumentview.com/powr.

PowerSecure International Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 8, 2010.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/POWR • Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA,
US territories & Canada any time on a touch tone
telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Director — The Board of Directors recommends a vote FOR the nominee listed below.

1. To elect one director, to serve for a term of three years and until his successor is duly elected and qualified.

	For	Withhold

01 - Sidney Hinton	☐	☐
B Proposals — The Board of Directors recommends a vote FOR Proposal 2.

	For	Against	Abstain

2. To ratify the appointment of Hein & Associates LLP as PowerSecure’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐
3. In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
+

C Non-Voting Items
Change of Address — Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	+

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PowerSecure International, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 8, 2010
The undersigned stockholder of PowerSecure International, Inc. hereby appoints Sidney Hinton and Christopher T. Hutter, or either of them, with full power and substitution, as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of PowerSecure that the undersigned is entitled to vote, at the 2010 Annual Meeting of Stockholders of PowerSecure International, Inc. called to be held on Tuesday, June 8, 2010, at 9:00 a.m. at the Hampton Inn Hotel, 1904 South Horner Boulevard, Sanford, North Carolina, and at any adjournments or postponements thereof, as indicated on the reverse.
The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR Proposals 1 and 2 and in accordance with the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held June 8, 2010:
The proxy statement and our 2009 Annual Report to Stockholders are available at www.envisionreports.com/POWR
(Items to be voted appear on reverse side.)

PowerSecure International Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Election of Director — The Board of Directors recommends a vote FOR the nominee listed below.

1.	To elect one director, to serve for a term of three years and until his successor is duly elected and qualified.			+

		For	Withhold
	01 – Sidney Hinton	☐	☐

B Proposals — The Board of Directors recommends a vote FOR Proposal 2.

		For	Against	Abstain

2.	To ratify the appointment of Hein & Associates LLP as PowerSecure’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

3.	In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1UPX 0256972	+

016W2B

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENEVELOPE.▼

Proxy — PowerSecure International, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 8, 2010
The undersigned stockholder of PowerSecure International, Inc. hereby appoints Sidney Hinton and Christopher T. Hutter, or either of them, with full power and substitution, as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of PowerSecure that the undersigned is entitled to vote, at the 2010 Annual Meeting of Stockholders of PowerSecure International, Inc. called to be held on Tuesday, June 8, 2010, at 9:00 a.m. at the Hampton Inn Hotel, 1904 South Horner Boulevard, Sanford, North Carolina, and at any adjournments or postponements thereof, as indicated on the reverse.
The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR Proposals 1 and 2 and in accordance with the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held June 8, 2010:
The proxy statement and our 2009 Annual Report to Stockholders are available at www.envisionreports.com/POWR
(Items to be voted appear on reverse side.)